As filed with the Securities and Exchange Commission on March 28, 2025

Registration No. 333-

Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Actuate Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8731	47-3044785
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1751 River Run, Suite 400
Fort Worth, Texas 76107
(817) 887-8455

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel Schmitt
President and Chief Executive Officer
1751 River Run, Suite 400
Fort Worth, Texas 76107
(817) 887-8455

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Janet Spreen, Esq. Baker & Hostetler LLP 127 Public Square, Suite 2000 Cleveland, Ohio 44114 Telephone: (216) 621-0200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 28, 2025

PRELIMINARY PROSPECTUS

ACTUATE THERAPEUTICS, INC.

3,904,374 Shares of Common Stock

This prospectus relates to the offer and sale of up to 3,904,374 shares of our common stock, par value $0.000001 per share, or Common Stock, by B. Riley Principal Capital II, LLC, whom we refer to in this prospectus as “B. Riley Principal Capital II” or the “selling stockholder.”

The shares of Common Stock to which this prospectus relates may be issued by us to B. Riley Principal Capital II pursuant to a common stock purchase agreement, dated as of March 27, 2025, we entered into with B. Riley Principal Capital II, which we refer to in this prospectus as the Purchase Agreement. Such shares of Common Stock include up to 3,904,374 shares that we may, in our sole discretion, elect sell to B. Riley Principal Capital II, from time to time after the date of this prospectus, pursuant to the Purchase Agreement.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Common Stock by the selling stockholder. However, we may receive up to $50,000,000 aggregate gross proceeds under the Purchase Agreement from sales of Common Stock we may elect to make to B. Riley Principal Capital II pursuant to the Purchase Agreement after the date of this prospectus. See “The Committed Equity Facility” for a description of the Purchase Agreement and “Selling Stockholder” for additional information regarding B. Riley Principal Capital II.

B. Riley Principal Capital II may sell or otherwise dispose of the Common Stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution (Conflict of Interest)” for more information about how B. Riley Principal Capital II may sell or otherwise dispose of the Common Stock pursuant to this prospectus. B. Riley Principal Capital II is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act.

We will pay the expenses incurred in registering under the Securities Act the offer and sale of the shares of Common Stock to which this prospectus relates by the selling stockholder, including legal and accounting fees. We have also engaged Seaport Global Securities LLC to act as a “qualified independent underwriter” in this offering, whose fees and expenses will be borne by the selling stockholder. See “Plan of Distribution (Conflict of Interest)” beginning on page 37.

Our Common Stock is currently listed on The Nasdaq Global Market, or Nasdaq, under the symbol “ACTU”. On March 27, 2025, the last reported sales price of our Common Stock, as reported on Nasdaq, was $7.58 per share.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws and have elected to comply with certain reduced public company reporting requirements in this prospectus and may elect to do so in future filings. See “Prospectus Summary-Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 12 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC to register the securities described in this prospectus for resale by the selling stockholder who may, from time to time, sell the securities described in this prospectus. We will not receive any proceeds from the resale of shares of Common Stock included in this prospectus by the selling stockholder. However, we may receive up to $50 million in aggregate gross proceeds under the Purchase Agreement from sales of Common Stock that we may elect to issue and sell to the selling stockholder pursuant to the Purchase Agreement, if any, from time to time in our sole discretion, from and after the date of initial satisfaction of all of such conditions, (the “Commencement Date”).

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find Additional Information.”

Neither we nor the selling stockholder have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

This prospectus includes our trademarks, and trade names, including but not limited to Actuate and Actuate Therapeutics, which are protected under applicable intellectual property laws. This prospectus also may contain trademarks, service marks, trade names, and copyrights of other companies, which are the property of their respective owners. Solely for convenience, the trademarks, service marks, trade names, and copyrights referred to in this prospectus are listed without the TM, SM, ©, and ® symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors, if any, to these trademarks, service marks, trade names, and copyrights.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including any prospectus supplement or document incorporated by reference herein, contains forward-looking statements about us and our industry. In addition, from time to time, we or our representatives have made or will make forward-looking statements. The forward-looking statements involve substantial risks and uncertainties. All statements, other than statements related to present facts or current conditions or of historical facts, contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future financing, future revenues, and projected costs, prospects, plans and objectives of management, research and development plans, the anticipated timing, costs, design and conduct of our ongoing and planned clinical trials and preclinical studies for elraglusib and any future product candidates, the timing and likelihood of regulatory filings and approvals for elraglusib and any future product candidates, our ability to commercialize elraglusib and any future product candidates, if approved, the pricing and reimbursement of elraglusib and any future product candidates, if approved, the potential to develop future product candidates, the potential benefits of strategic collaborations and potential to enter into any future strategic arrangements, the timing and likelihood of success, plans and objectives of management for future operations, future results of anticipated product development efforts, and our ability to fund development activities, including because our financial condition raises substantial doubt as to our ability to continue as a going concern and we will require substantial additional capital to finance our operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. In addition, any forward-looking statements are qualified in their entirety by reference to the factors discussed further under the heading “Risk Factors” in this prospectus or in any related free writing prospectus.

You should assume that the information appearing in this prospectus or any related free writing prospectus is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

In addition, statements that “we believe” and similarly qualified statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to rely unduly upon them.

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INDUSTRY AND MARKET DATA

Certain market, industry and competitive data included in this prospectus were obtained from our own internal estimates and research, as well as from publicly available information, reports of governmental agencies and industry publications and surveys in addition to research, surveys and studies conducted by third parties. The content of these third-party sources, except to the extent specifically set forth in this prospectus, does not constitute a portion of this prospectus and is not incorporated herein. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

In addition, while we are responsible for all of the disclosure contained in this prospectus and we believe the industry, market and competitive position data included in this prospectus is reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed in the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in or incorporated by reference into this prospectus. This summary does not contain all of the information that is important to your investment decision, and is qualified in its entirety by the more detailed information and consolidated financial statements included elsewhere in or incorporated by reference into this prospectus. You should carefully read this summary together with the more detailed information contained elsewhere in this prospectus before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” appearing elsewhere in this prospectus. Unless the context requires otherwise, references in this prospectus to “Actuate,” the “Company,” “we,” “us,” and “our” refer to Actuate Therapeutics, Inc.

Overview

We are a clinical stage biopharmaceutical company focused on developing therapies for the treatment of high impact, difficult to treat cancers through the inhibition of glycogen synthase kinase-3 (“GSK-3”). We are developing elraglusib (formerly 9-ING-41), an ATP-competitive small molecule that is designed to enter cancer cells and block the function of the enzyme glycogen synthase kinase-3 beta (“GSK-3β”), a master regulator of complex biological signaling cascades, including those mediated by oncogenes, that lead to tumor cell survival, growth, migration, and invasion. We believe that the blockade of GSK-3β signaling ultimately results in the death of the cancer cells and the regulation of anti-tumor immunity.

We have exclusively licensed a portfolio of GSK-3 inhibitors developed in a collaboration between The Board of Trustees of the University of Illinois-Chicago (“UIC”) and Northwestern University (“NU”). Elraglusib is the lead drug in our portfolio and is being evaluated in a randomized Phase 2 trial in patients with metastatic pancreatic ductal adenocarcinoma (“mPDAC”), our most advanced clinical indication to date. We are also advancing a Phase 1/2 clinical trial in refractory pediatric malignancies, including Ewing sarcoma (“EWS”).

Elraglusib represents a broad opportunity for us to potentially initiate and advance multiple drug development programs around our lead asset based on data emerging from completed or ongoing Phase 1/2 trials and non-clinical biological, cellular, and animal data. Animal tumor model data, Phase 1/2 clinical data and AI-based computational approaches have identified a number of areas of unmet clinical need in cancer treatment where elraglusib may play an interventional role, including pancreatic, metastatic melanoma, lung, colon, breast, renal, and ovarian cancer, leukemias and lymphomas, as well as some pediatric cancers including Ewing sarcoma, neuroblastoma and pediatric leukemias.

Corporate Information

Our principal executive offices are located at 1751 River Run, Suite 400, Fort Worth, Texas 76107. Our telephone number is (817) 887-8455. Our website address is www.actuatetherapeutics.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

The Committed Equity Facility

On March 27, 2025, we entered into the Purchase Agreement and a related registration rights agreement, dated as of March 27, 2025 (the “Registration Rights Agreement”), with B. Riley Principal Capital II (or, the “selling stockholder”). Upon the terms and subject to the satisfaction of the conditions contained in the Purchase Agreement, we have the right, in our sole discretion, to sell to B. Riley Principal Capital II up to $50,000,000 of shares of our Common Stock (subject to certain limitations contained in the Purchase Agreement), from time to time after the date of this prospectus and during the term of the Purchase Agreement through an Market Open Purchase or one or more Intraday Purchases on any Purchase Date (each term as defined below). Sales of Common Stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at our option, and we are under no obligation to sell any securities to B. Riley Principal Capital II under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the Securities and Exchange Commission (the “SEC” to register under the Securities Act of 1933, as amended (the “Securities Act”), the offer and resale by B. Riley Principal Capital II of up to 3,904,374 shares of Common Stock (the “Purchase Shares”) that we may, in our sole discretion, elect to sell to B. Riley Principal Capital II, from time to time from and after the Commencement Date (defined below) pursuant to the Purchase Agreement.

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Upon the initial satisfaction of each of the conditions to B. Riley Principal Capital II’s purchase obligations set forth in the Purchase Agreement (the initial satisfaction of all of such conditions, the “Commencement”), none of which are within B. Riley Principal Capital II’s control, including that the registration statement that includes this prospectus shall have been declared effective by the SEC, we have the right, but not the obligation, from time to time at our sole discretion for a period of up to 36 months (unless the Purchase Agreement is earlier terminated), beginning on the date on which the Commencement occurs (such date, the “Commencement Date”), to direct B. Riley Principal Capital II to purchase a specified number of shares of Common Stock (each, an “Market Open Purchase”), not to exceed the lesser of (such lesser number of shares, the “Market Open Purchase Maximum Amount”): (i) 1,000,000 shares of Common Stock and (ii) up to a certain percentage (not to exceed 50.0%), which we will specify in the applicable Market Open Purchase Notice (as defined below) for such Market Open Purchase (such specified percentage, the “Market Open Purchase Percentage”), of the total aggregate number (or volume) of shares of our Common Stock traded on Nasdaq during the applicable Market Open Purchase Valuation Period (as defined below) for such Market Open Purchase (such specified number of shares to be purchased by B. Riley Principal Capital II, adjusted as necessary to give effect to the applicable Market Open Purchase Maximum Amount as set forth in the Purchase Agreement, the “Market Open Purchase Share Amount”), by timely delivering written notice of such Market Open Purchase to B. Riley Principal Capital II (each, a “Market Open Purchase Notice”) prior to 9:00 a.m., New York City time, on any trading day (each, a “Purchase Date”), so long as (a) the closing sale price of our Common Stock on Nasdaq on the trading day immediately prior to such Purchase Date is not less than $1.00 (the “Threshold Price”), and (b) all shares of Common Stock subject to all prior Market Open Purchases and all prior Intraday Purchases (defined below) effected by us under the Purchase Agreement (as applicable) have been received by B. Riley Principal Capital II at such time and in the manner set forth in the Purchase Agreement.

The per share purchase price that B. Riley Principal Capital II is required to pay for shares of Common Stock in a Market Open Purchase effected by us pursuant to the Purchase Agreement, if any, will be determined by reference to the volume weighted average price of the Common Stock (the “VWAP”), calculated in accordance with the Purchase Agreement, for the period (the “Market Open Purchase Valuation Period”) beginning at the official open (or “commencement”) of the regular trading session on Nasdaq on the applicable Purchase Date for such Purchase, and ending at the earliest to occur of (i) 3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date, (ii) such time that the total aggregate number (or volume) of shares of Common Stock traded on Nasdaq during such Market Open Purchase Valuation Period (calculated in accordance with the Purchase Agreement) reaches the applicable share volume maximum amount for such Market Open Purchase (the “Market Open Purchase Share Volume Maximum”), calculated by dividing (a) the applicable Market Open Purchase Share Amount for such Market Open Purchase, by (b) the Market Open Purchase Percentage we specified in the applicable Market Open Purchase Notice for such Market Open Purchase, and (iii) if we further specify in the applicable Market Open Purchase Notice for such Market Open Purchase that a “limit order discontinue election” (a “Limit Order Discontinue Election”) shall apply to such Market Open Purchase, such time that the trading price of our Common Stock on Nasdaq during such Market Open Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable minimum price threshold for such Market Open Purchase specified by us in the Market Open Purchase Notice for such Market Open Purchase, or if we do not specify a minimum price threshold in such Market Open Purchase Notice, a price equal to 75.0% of the closing sale price of the Common Stock on the trading day immediately prior to the applicable Purchase Date for such purchase (the “Minimum Price Threshold”), less a fixed 3.0% discount to the VWAP for such Market Open Purchase Valuation Period (calculated in accordance with the Purchase Agreement).

Under the Purchase Agreement, for purposes of calculating the volume of shares of Common Stock traded during a Market Open Purchase Valuation Period, as well as the VWAP for a Market Open Purchase Valuation Period, the following transactions, to the extent they occur during such Market Open Purchase Valuation Period, shall be excluded: (x) the opening or first purchase of Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, (y) the last or closing sale of Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, and (z) if we have specified in the applicable Market Open Purchase Notice for such Market Open Purchase that a “limit order continue election” (a “Limit Order Continue Election”), rather than a Limit Order Discontinue Election, shall apply to such Market Open Purchase, all purchases and sales of Common Stock on Nasdaq during such Market Open Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Market Open Purchase.

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From and after the Commencement Date, in addition to Market Open Purchases described above, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct B. Riley Principal Capital II to purchase, on any trading day that would qualify as a Purchase Date, whether or not a Market Open Purchase is effected on such Purchase Date, a specified number of shares of Common Stock (each, an “Intraday Purchase”), not to exceed the lesser of (such lesser number of shares, the “Intraday Purchase Maximum Amount”): (i) 1,000,000 shares of Common Stock and (ii) up to a certain percentage (not to exceed 50.0%), which we will specify in the applicable Intraday Purchase Notice (as defined below) for such Intraday Purchase (such specified percentage, the “Intraday Purchase Percentage”), of the total aggregate volume of shares of our Common Stock traded on Nasdaq during the applicable “Intraday Purchase Valuation Period” (determined in a similar manner as the Market Open Purchase Valuation Periods for a Market Open Purchase) for such Intraday Purchase (such specified number of shares to be purchased by B. Riley Principal Capital II, adjusted to the extent necessary to give effect to the applicable Intraday Purchase Maximum Amount as set forth in the Purchase Agreement, the “Intraday Purchase Share Amount”), by the delivery to B. Riley Principal Capital II of an irrevocable written purchase notice for such Intraday Purchase, after 10:00 a.m., New York City time (and after the Market Open Purchase Valuation Period for any earlier Market Open Purchase and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date as such applicable Intraday Purchase, if applicable, have ended), and prior to 3:30 p.m., New York City time, on such Purchase Date (each, an “Intraday Purchase Notice”), so long as (i) the closing sale price of the Common Stock on Nasdaq on the trading day immediately prior to such Purchase Date is not less than the Threshold Price and (ii) all shares of Common Stock subject to all prior Market Open Purchases and all prior Intraday Purchases (as applicable) effected by us under the Purchase Agreement, including all prior purchases effected on the same Purchase Date as such applicable Intraday Purchase, have been received by B. Riley Principal Capital II at such time and in the manner set forth in the Purchase Agreement.

The per share purchase price for the shares of Common Stock that we elect to sell to B. Riley Principal Capital II in an Intraday Purchase pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a Market Open Purchase (including the same fixed 3.0% discount to the applicable VWAP used to calculate the per share purchase price for a Market Open Purchase, as described above), provided that the VWAP for each Intraday Purchase effected on a Purchase Date will be calculated over different Intraday Purchase Valuation Periods during the regular trading session on Nasdaq on such Purchase Date, each of which will commence and end at different times on such Purchase Date.

There is no upper limit on the price per share that B. Riley Principal Capital II could be obligated to pay for the Common Stock we may elect to sell to it in any Market Open Purchase or any Intraday Purchase under the Purchase Agreement. In the case of Market Open Purchases and Intraday Purchases effected by us under the Purchase Agreement, if any, all share and dollar amounts used in determining the purchase price per share of Common Stock to be purchased by B. Riley Principal Capital II in a Market Open Purchase or an Intraday Purchase (as applicable), or in determining the applicable maximum purchase share amounts or applicable volume or price threshold amounts in connection with any such Market Open Purchase or Intraday Purchase (as applicable), in each case, will be equitably adjusted as set forth in the Purchase Agreement for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during any period used to calculate such per share purchase price, maximum purchase share amounts or applicable volume or minimum price thresholds.

We will control the timing and amount of any sales of Common Stock to B. Riley Principal Capital II that we may elect, in our sole discretion, to effect from time to time from and after the Commencement Date and during the term of the Purchase Agreement. Actual sales of shares of Common Stock to B. Riley Principal Capital II under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding for our company’s business and operations.

Under the applicable Nasdaq rules, in no event may we issue to B. Riley Principal Capital II under the Purchase Agreement more than 3,904,374 shares of Common Stock, which number of shares is equal to 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price per share paid by B. Riley Principal Capital II for all of the shares of Common Stock that we direct B. Riley Principal Capital II to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $7.56 per share (representing the lower of (a) the official closing price of our Common Stock on Nasdaq immediately preceding the execution of the Purchase Agreement and (b) the average official closing price of our Common Stock on Nasdaq for the five consecutive trading days immediately preceding the execution of the Purchase Agreement, adjusted as required by Nasdaq to take into account the payment of the Cash Commitment Fee (as defined below) to B. Riley Principal Capital II), so that the Exchange Cap limitation will not apply to issuances and sales of Common Stock pursuant to the Purchase Agreement.

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Moreover, we may not issue or sell any shares of Common Stock to B. Riley Principal Capital II under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by B. Riley Principal Capital II and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder), would result in B. Riley Principal Capital II beneficially owning more than 4.99% of the outstanding shares of Common Stock (the “Beneficial Ownership Limitation”).

The net proceeds to us from sales that we elect to make to B. Riley Principal Capital II under the Purchase Agreement, if any, will depend on the frequency and prices at which we sell shares of our Common Stock to B. Riley Principal Capital II. We expect that any proceeds received by us from such sales of Common Stock to B. Riley Principal Capital II will be used for working capital and general corporate purposes.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than a prohibition (with certain limited exceptions) on entering into specified “Variable Rate Transactions” (as such term is defined in the Purchase Agreement) during the term of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our Common Stock after the date of issuance, or our effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which we may offer, issue or sell Common Stock or any securities exercisable, exchangeable or convertible into Common Stock at a future determined price.

B. Riley Principal Capital II has agreed that none of B. Riley Principal Capital II, any of its officers, or any entity managed or controlled by B. Riley Principal Capital II will engage in or effect, directly or indirectly, for its own principal account or for the principal account of such entities, managed or controlled by B. Riley Principal Capital II, any short sales of the Common Stock or hedging transaction that establishes a net short position in the Common Stock during the term of the Purchase Agreement.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month next following the 36-month anniversary of the Commencement Date, (ii) the date on which B. Riley Principal Capital II shall have purchased from us under the Purchase Agreement shares of Common Stock for an aggregate gross purchase price of $50,000,000, (iii) the date on which the Common Stock shall have failed to be listed or quoted on Nasdaq or another U.S. national securities exchange identified as an “eligible market” in the Purchase Agreement for a period of one trading day, (iv) the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving our company has been commenced that is not discharged or dismissed prior to such 30th trading day, and (v) the date on which a bankruptcy custodian is appointed for all or substantially all of our property or we make a general assignment for the benefit of creditors.

We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon 10 trading days’ prior written notice to B. Riley Principal Capital II. We and B. Riley Principal Capital II may also agree to terminate the Purchase Agreement by mutual written consent, provided that no termination of the Purchase Agreement will be effective during the pendency of any Market Open Purchase or any Intraday Purchase that has not then fully settled in accordance with the Purchase Agreement. Neither we nor B. Riley Principal Capital II may assign or transfer any of our respective rights or obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by us or B. Riley Principal Capital II.

As consideration for B. Riley Principal Capital II’s commitment to purchase shares of Common Stock at the Company’s direction upon the terms and subject to the conditions set forth in the Purchase Agreement, the Company agreed to pay B. Riley Principal Capital II a cash commitment fee in the amount of up to $500,000 (the “Cash Commitment Fee”), which represents 1.0% of B. Riley Principal Capital II’s $50,000,000 total aggregate purchase commitment under the Purchase Agreement. The Cash Commitment Fee will be earned and paid by withholding cash amounts equal to 10% of the total aggregate purchase price payable by B. Riley Principal Capital II to the Company in connection with each Market Open Purchase or Intraday Purchase effected under the Purchase Agreement, until such time as B. Riley Principal Capital II shall have received from such cash withholdings a total aggregate amount in cash equal to $500,000.

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In addition, the Company has agreed to reimburse B. Riley Principal Capital II for the reasonable legal fees and disbursements of B. Riley Principal Capital II’s legal counsel in an amount not to exceed (i) $100,000 upon our execution of the Purchase Agreement and Registration Rights Agreement and (ii) $5,000 per fiscal quarter, in each case in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement.

Under the Purchase Agreement, if a “qualified independent underwriter” (“QIU”) is required to participate in the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement in order for such transactions to be in full compliance with the applicable rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), including FINRA Rule 5121, the Company has agreed to reimburse B. Riley Principal Capital II $25,000 of the fees and expenses of such QIU upon the execution of the Purchase Agreement and the Registration Rights Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions, and indemnification obligations of the parties. Copies of the agreements have been filed as exhibits to the registration statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.

Because the per share purchase price that B. Riley Principal Capital II will pay for Purchase Shares in any Market Open Purchase or Intraday Purchase that we may elect to effect pursuant to the Purchase Agreement will be determined by reference to the VWAP during the applicable Market Open Purchase Valuation Period or Intraday Purchase Valuation Period, respectively, on the applicable Purchase Date for such Market Open Purchase or Intraday Purchase (as the case may be), as of the date of this prospectus, we cannot determine the actual purchase price per share that B. Riley Principal Capital II will be required to pay for any Purchase Shares that we may elect to sell to B. Riley Principal Capital II under the Purchase Agreement from and after Commencement and, therefore, we cannot be certain how many Purchase Shares, in the aggregate, we may issue and sell to B. Riley Principal Capital II under the Purchase Agreement from and after Commencement. As of March 27, 2025, there were 19,531,636 shares of our Common Stock outstanding, of which 6,032,491 shares were held by non-affiliates of the Company. If all of the 3,904,374 shares of Common Stock offered for resale by B. Riley Principal Capital II under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately 16.7% of the total number of outstanding shares of Common Stock and approximately 39.3% of the total number of outstanding shares of Common Stock held by non-affiliates of our company, in each case as of March 27, 2025.

Although the Purchase Agreement provides that we may sell up to $50,000,000 of our Common Stock to B. Riley Principal Capital II, only 3,904,374 Purchase Shares are being registered under the Securities Act for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus. If we were to issue and sell all of such 3,904,374 Purchase Shares to B. Riley Principal Capital II at an assumed purchase price per share of $7.58, representing the closing sale price of our Common Stock on Nasdaq on March 27, 2025, we would only receive approximately $29,595,155 in aggregate gross proceeds from the sale of such Purchase Shares to B. Riley Principal Capital II under the Purchase Agreement. Depending on the market prices of our Common Stock on the Purchase Dates on which we elect to sell such Purchase Shares to B. Riley Principal Capital II under the Purchase Agreement, we may need to register under the Securities Act additional shares of our Common Stock for resale by B. Riley Principal Capital II which, together with the 3,904,374 Purchase Shares included in this prospectus, will enable us to issue and sell to B. Riley Principal Capital II such aggregate number of shares of Common Stock under the Purchase Agreement as will be necessary in order for us to receive aggregate proceeds equal to B. Riley Principal Capital II’s $50,000,000 maximum aggregate purchase commitment available to us under the Purchase Agreement.

If we elect to issue and sell to B. Riley Principal Capital II more than the 3,904,374 shares of Common Stock being registered under the Securities Act for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus, which we have the right, but not the obligation, to do, we must first (i) obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap under the Purchase Agreement, if applicable, in accordance with applicable Nasdaq rules and (ii) file with the SEC one or more additional registration statements to register under the Securities Act for the offer and resale by B. Riley Principal Capital II of any such additional shares of our Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to B. Riley Principal Capital II under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of Common Stock in addition to the 3,904,374 shares of Common Stock being registered for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus could cause additional substantial dilution to our stockholders.

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The number of shares of Common Stock ultimately offered for resale by B. Riley Principal Capital II through this prospectus is dependent upon the number of shares of Common Stock, if any, we elect to sell to B. Riley Principal Capital II under the Purchase Agreement from and after the Commencement Date. The issuance of our Common Stock to B. Riley Principal Capital II pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares of our Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Common Stock after any such issuance.

Risk Factor Summary

Our business is subject to many significant risks. You should read and carefully consider the risks summarized below. These risks are discussed more fully in the “Risk Factors” section of our Annual Report on Form 10-K and the other documents incorporated by reference in this prospectus. If any of the risks summarized below actually occurs, our business, prospects, financial condition or operating results could be materially and adversely affected. In particular, our risks include, but are not limited to, the following:

Risks Related to the Offering

•	It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to B. Riley Principal Capital II, if any, or the actual gross proceeds resulting from those sales.

•	Investors who buy shares at different times will likely pay different prices.

•	Sales of a substantial number of our securities in the public market by our existing stockholders could cause the price of our shares of Common Stock to fall.

•	Our management team will have broad discretion over the use of the net proceeds from our sale of shares of Common Stock to B. Riley Principal Capital II, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Risks Related to Our Limited Operating History, Financial Condition and Capital Requirements

•	We have a limited operating history, have incurred significant operating losses and expect to incur significant operating losses for the foreseeable future. We have a high risk of never generating revenue or becoming profitable or, if we achieve profitability, it may not be sustained.

•	Our financial condition raises substantial doubt as to our ability to continue as a going concern.

•	We will require substantial additional capital in the near term to finance our operations, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, could force us to delay, limit, reduce or terminate our development programs, commercialization efforts or other operations.

•	Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our technologies or product candidates. In addition, any capital obtained by us may be obtained on terms that are unfavorable to us, our investors, or both.

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Risks Related to Clinical Development and Potential Regulatory Approval

•	We do not have, and may never have, any approved products on the market. Our business is highly dependent upon receiving approvals from various governmental agencies and will be severely harmed if we are not granted approval to manufacture and sell our product candidates.

•	We currently depend entirely on the success of elraglusib, which is our only product candidate. If we are unable to advance elraglusib in clinical development, obtain regulatory approval and ultimately commercialize elraglusib in a timely manner, our business will be materially harmed.

•	Even if we complete all planned clinical trials including a Phase 3 trial in the future, there is no guarantee that at the time of submission the FDA will accept our NDA.

•	Clinical and preclinical drug development involves a lengthy and expensive process with uncertain timelines and outcomes, and results of prior preclinical studies and early clinical trials are not necessarily predictive of future results. Elraglusib or any future product candidates may not achieve favorable results or receive regulatory approval on a timely basis, if at all.

•	We may not be successful in our efforts to advance elraglusib in additional indications. We may expend our limited resources to pursue a new product candidate or a particular indication for elraglusib and fail to capitalize on more profitable or successful alternatives.

•	Use of elraglusib or any future product candidates could be associated with side effects, adverse events or other properties or safety risks, which could delay or preclude regulatory approval, cause us to suspend or discontinue clinical trials, abandon elraglusib or any future product candidate, limit the commercial profile of an approved label or result in other significant negative consequences that could severely harm our business, financial condition, results of operations and prospects.

•	If we experience delays or difficulties in the enrollment of subjects to our clinical trials, our receipt of necessary regulatory approvals could be delayed or otherwise adversely affected.

•	Interim, topline, and preliminary data from our clinical trials that we announce or publish from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

Risks Related to Our Reliance on Third Parties

•	The termination of third-party licenses could adversely affect our rights to important technologies.

•	Our current elraglusib drug substance (“DS”) manufacturer is in China, and it is unknown how current or future geopolitical relationships with China may affect our ability to obtain DS, increase our costs, delay clinical trials and potential regulatory approval, and adversely impact our financial condition.

•	We rely on third parties to conduct our non-clinical studies and clinical trials. If these parties do not successfully carry out their duties or meet deadlines, we may be unable to obtain regulatory approval for or commercialize our product candidates and adversely affect our financial condition.

•	Data provided by collaborators and other parties upon which we rely have not been independently verified and could turn out to be inaccurate, misleading, or incomplete.

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Risks Related to Commercialization of Elraglusib and any Future Product Candidates

•	We have a limited operating history and no products approved for commercial sale, which may make it difficult to evaluate our prospects and likelihood of success.

•	Our business is highly dependent on the success of our lead product candidate, elraglusib, and any other future product candidates that we advance into clinical development, all of which will require significant additional development before we can seek regulatory approval for and launch a product commercially.

Risks Related to Our Intellectual Property

•	We may not be able to enforce our intellectual property rights throughout the world.

•	If we and our third-party licensors do not obtain and preserve protection for key intellectual property rights, our competitors may be able to take advantage of our development efforts.

•	If we fail to comply with our license, collaboration or other intellectual property-related agreements, we may incur damages and could lose rights that may be necessary for developing, commercializing and protecting our current or future technologies or drug candidates or granting sublicenses.

Risks Related to Our Business Operations and Industry

•	If we lose key management leadership, and/or scientific personnel, and if we cannot recruit qualified employees or other significant personnel, we may experience program delays and increased compensation costs, and our business may be materially disrupted.

•	Competition and technological change may make our product candidates less competitive or obsolete. We face significant competition from other biotechnology and pharmaceutical companies, and our operating results will suffer if we fail to compete effectively.

•	Our anticipated operating expenses and capital expenditures are based upon our management’s estimates of possible future events. Actual amounts could differ materially from those estimated.

Risks Associated to our Common Stock

•	Concentration of ownership by our principal stockholders limits the ability of others to influence the outcome of director elections and other transactions requiring stockholder approval, creates the potential for conflicts of interest, may negatively impact our stock price and may deter or prevent efforts by others to acquire us, preventing our stockholders from realizing a control premium.

•	Current and new investors will experience dilution due to future sales or issuances of our Common Stock.

•	The trading price of the shares of our Common Stock could be highly volatile regardless of our operating performance, and purchasers of our Common Stock could incur substantial losses.

•	Numerous shares may now be sold into the open market upon expiry of the IPO lock-up in February 2025. Substantial sales of shares could cause the price of our Common Stock to decline.

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Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the JOBS Act). As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to:

•	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors’ report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Additionally, under the JOBS Act, an emerging growth company can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We irrevocably elected to avail ourselves of this exemption from new or revised accounting standards, and, therefore, are not subject to the same new or revised accounting standards as public companies who are not emerging growth companies. As a result, our consolidated financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates. We intend to rely on other exemptions provided by the JOBS Act, including without limitation, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our Common Stock that is held by non-affiliates exceeds $700.0 million as of June 30th of that fiscal year, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period, and (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of equity securities in our initial public offering (the “IPO”), or December 31, 2029.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

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THE OFFERING

Common stock offered by the Selling Stockholder	Up to 3,904,374 shares of Common Stock that we may elect, in our sole discretion, elect to sell to B. Riley Principal Capital II from time to time from and after the Commencement Date pursuant to the Purchase Agreement.

Shares of Common Stock outstanding prior to this offering	19,531,636 shares of Common Stock.

Shares of Common Stock outstanding immediately after giving effect to the issuance of the shares registered hereunder	23,436,010 shares of Common Stock.

Use of Proceeds	We will not receive any proceeds from the resale of shares of Common Stock included in this prospectus by B. Riley Principal Capital II. However, we may receive up to $50 million in aggregate gross proceeds under the Purchase Agreement from sales of Common Stock that we may elect to make to B. Riley Principal Capital II pursuant to the Purchase Agreement, if any, from time to time in our sole discretion, from and after the Commencement Date. See the section titled “Use of Proceeds.”

Risk Factors	Investing in our Common Stock involves a high degree of risk. See the section titled “Risk Factors” on page 12 of this prospectus and the section titled “Risk Factors” in the documents incorporated by reference herein for a discussion of factors you should carefully consider before investing in our Common Stock.

Conflict of Interest

B. Riley Principal Capital II, LLC is an affiliate of B. Riley Securities, Inc. (“BRS”), a registered broker-dealer and FINRA member. BRS will act as an executing broker that will effectuate resales of our Common Stock that have been and may be acquired by B. Riley Principal Capital II from us pursuant to the Purchase Agreement to the public in this offering.

Because B. Riley Principal Capital II will receive all the net proceeds from such resales of our Common Stock made to the public through BRS, BRS is deemed to have a “conflict of interest” within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121, which requires that a “qualified independent underwriter,” as defined in FINRA Rule 5121, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. Accordingly, we have engaged Seaport Global Securities LLC, a registered broker-dealer and FINRA member (“Seaport”), to be the qualified independent underwriter in this offering and, in such capacity, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto.

B. Riley Principal Capital II has agreed to pay Seaport a cash fee of $50,000 as consideration for its services and to reimburse Seaport up to $5,000 for expenses incurred in connection with acting as the qualified independent underwriter in this offering. Seaport will receive no other compensation for acting as the qualified independent underwriter in this offering. While we are not obligated to pay any such fees or expense reimbursement directly to Seaport, we have agreed to pay or cause to be paid to B. Riley Principal Capital II $25,000 as reimbursement of a portion of the fees and expenses payable by B. Riley Principal Capital II to Seaport for acting as the qualified independent underwriter in connection with this offering upon the execution of the Purchase Agreement and the Registration Rights Agreement.

In accordance with FINRA Rule 5121, BRS is not permitted to sell shares of our Common Stock in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. See “Plan of Distribution (Conflict of Interest).”

Nasdaq symbol for our Common Stock	“ACTU”

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The number of shares of our Common Stock outstanding prior to and to be outstanding immediately after this offering, as set forth in the table above, is based on 19,531,636 shares outstanding as of December 31, 2024, and excludes:

•	780,539 shares of our Common Stock issuable upon the exercise of stock options outstanding as of December 31, 2024, at a weighted average exercise price of $5.52 per share;

•	80,000 shares of our Common Stock issuable upon the exercise of stock options granted subsequent to December 31, 2024 and through the date of this prospectus, at a weighted average exercise price of $8.87 per share;

•	544,111 shares of our Common Stock issuable upon vesting of restricted stock units outstanding as of December 31, 2024;

•	40,000 shares of our Common Stock issuable upon vesting of restricted stock units granted subsequent to December 31, 2024 and through the date of this prospectus;

•	255,599 shares of Common Stock issuable upon the exercise of warrants outstanding as of December 31, 2024, at a weighted average exercise price of $10.12 per share; and

•	2,385,140 shares of Common Stock reserved for future issuance under our 2024 Stock Incentive Plan (the “2024 Plan”) as of December 31, 2024, as well as 976,581 additional shares that become available effective January 1, 2025 pursuant to provisions in the 2024 Plan that automatically increase the share reserve thereunder each year, as approved by the Board, of which, the Company plans to grant stock options to purchase up to 839,880 shares of Common Stock on or about April 1, 2025.

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RISK FACTORS

Investing in our Common Stock is speculative and involves a high degree of risk. You should consider carefully the risks described below and in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2025, as updated or superseded by the risks and uncertainties described under similar headings in other documents that are filed after the date hereof and incorporated by reference into this prospectus together with all of the other information contained in this prospectus and incorporated by reference herein, and any free writing prospectus that we may authorize for use in connection with this offering. If any of these risks occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. Additionally, these risks and uncertainties are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. In these circumstances, the market price of our Common Stock could decline, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below and in the “Risk Factors” section of our Annual Report on Form 10-K. See the section titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to the Offering

It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to B. Riley Principal Capital II, or the actual gross proceeds resulting from those sales.

On March 27, 2025, we entered into the Purchase Agreement with B. Riley Principal Capital II, pursuant to which B. Riley Principal Capital II has committed to purchase up to $50,000,000 of shares of our Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement. The shares of our Common Stock that may be issued under the Purchase Agreement may be sold by us to B. Riley Principal Capital II at our discretion from time to time for a period of up to 36 months (unless the Purchase Agreement is earlier terminated) beginning on the Commencement Date.

We generally have the right to control the timing and amount of any sales of our shares of Common Stock to B. Riley Principal Capital II under the Purchase Agreement. Sales of our Common Stock, if any, to B. Riley Principal Capital II under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to B. Riley Principal Capital II all, some or none of the shares of our Common Stock that may be available for us to sell to B. Riley Principal Capital II pursuant to the Purchase Agreement.

Because the per share purchase price that B. Riley Principal Capital II will pay for Purchase Shares in any Market Open Purchase or Intraday Purchase that we may elect to effect pursuant to the Purchase Agreement will be determined by reference to the VWAP during the applicable Market Open Purchase Valuation Period or Intraday Purchase Valuation Period, respectively, on the applicable Purchase Date for such Market Open Purchase or Intraday Purchase (as the case may be), as of the date of this prospectus, it is not possible for us to predict the number of shares of Common Stock that we will sell to B. Riley Principal Capital II as Purchase Shares under the Purchase Agreement, the purchase price per share that B. Riley Principal Capital II will pay for Purchase Shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by B. Riley Principal Capital II under the Purchase Agreement.

Although the Purchase Agreement provides that we may sell up to an aggregate of $50,000,000 of our Common Stock to B. Riley Principal Capital II, only 3,904,374 shares of our Common Stock are being registered under the Securities Act for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus. If it becomes necessary for us to issue and sell to B. Riley Principal Capital II under the Purchase Agreement more than the 3,904,374 Purchase Shares being registered under the Securities Act for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus in order to receive aggregate gross proceeds equal to $50,000,000 under the Purchase Agreement, we must first (i) obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap under the Purchase Agreement, if applicable, in accordance with applicable Nasdaq rules and (ii) file with the SEC one or more additional registration statements to register under the Securities Act the resale by B. Riley Principal Capital II of any such additional shares of our Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to B. Riley Principal Capital II under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of Common Stock in addition to the 3,904,374 shares of Common Stock being registered for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus could cause additional substantial dilution to our stockholders. The number of shares of Common Stock ultimately offered for resale by B. Riley Principal Capital II through this prospectus is dependent upon the number of shares of Common Stock, if any, we elect to sell to B. Riley Principal Capital II under the Purchase Agreement from and after the Commencement Date.

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Investors who buy shares at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to B. Riley Principal Capital II. If and when we do elect to sell shares of our Common Stock to B. Riley Principal Capital II pursuant to the Purchase Agreement, after B. Riley Principal Capital II has acquired such shares, B. Riley Principal Capital II may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from B. Riley Principal Capital II in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from B. Riley Principal Capital II in this offering as a result of future sales made by us to B. Riley Principal Capital II at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to B. Riley Principal Capital II under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with B. Riley Principal Capital II may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Our management team will have broad discretion over the use of the net proceeds from our sale of shares of Common Stock to B. Riley Principal Capital II, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management team will have broad discretion as to the use of the net proceeds from our sale of shares of Common Stock to B. Riley Principal Capital II, if any, and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management team with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

Sales of a substantial number of our securities in the public market by our existing stockholders could cause the price of our shares of Common Stock to fall.

B. Riley Principal Capital II can resell, under this prospectus, up to 3,904,374 shares of Common Stock that we may, in our sole discretion, elect to sell to B. Riley Principal Capital II, from time to time from and after the Commencement Date pursuant to the Purchase Agreement, from time to time after the date of this prospectus and during the term of the Purchase Agreement. If all of the 3,904,374 shares offered for resale by B. Riley Principal Capital II under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately 16.7% of the total number of outstanding shares of Common Stock and approximately 39.3% of the total number of outstanding shares of Common Stock held by non-affiliates of our company, in each case as of March 27, 2025. Sales of a substantial number of our shares of Common Stock in the public market by B. Riley Principal Capital II and/or by our other existing stockholders, or the perception that those sales might occur, could depress the market price of our shares of Common Stock and could impair our ability to raise capital through the sale of additional equity securities.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of Common Stock by the selling stockholder.

We may receive up to $50,000,000 aggregate gross proceeds under the Purchase Agreement from any sales we make to B. Riley Principal Capital II pursuant to the Purchase Agreement. The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell our Common Stock to B. Riley Principal Capital II after the date of this prospectus. See the section titled “The Committed Equity Facility” in this prospectus for more information.

We expect to use any proceeds that we receive under the Purchase Agreement for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

We have engaged Seaport, a registered broker-dealer and FINRA member, to act as a qualified independent underwriter in this offering and, in such capacity, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. B. Riley Principal Capital II has agreed to pay Seaport a cash fee of $50,000 as consideration for its services and to reimburse Seaport up to $5,000 for expenses incurred in connection with acting as the qualified independent underwriter in this offering. While we are not obligated to pay any such fees or expense reimbursement directly to Seaport, we have agreed to pay or cause to be paid to B. Riley Principal Capital II $25,000 as reimbursement of a portion of the fees and expenses payable by B. Riley Principal Capital II to Seaport for acting as the qualified independent underwriter in connection with this offering upon the execution of the Purchase Agreement and the Registration Rights Agreement. See the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus for more information.

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THE COMMITTED EQUITY FACILITY

On March 27, 2025, we entered into the Purchase Agreement and the Registration Rights Agreement with B. Riley Principal Capital II. Upon the terms and subject to the satisfaction of the conditions contained in the Purchase Agreement, from and after the Commencement Date, we will have the right, in our sold discretion, to sell to B. Riley Principal Capital II up to $50,000,000 of shares of our Common Stock, subject to certain limitations set forth in the Purchase Agreement, from time to time after the date of this prospectus and during the term of the Purchase Agreement. Sales of Common Stock by us to B. Riley Principal Capital II under the Purchase Agreement, and the timing of any such sales, are solely at our option, and we are under no obligation to sell any securities to B. Riley Principal Capital II under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act the resale by B. Riley Principal Capital II of up to 3,904,374 Purchase Shares that we may, in our sole discretion, elect to sell to B. Riley Principal Capital II, from time to time from and after the Commencement Date pursuant to the Purchase Agreement.

We do not have the right to commence any sales of our Common Stock to B. Riley Principal Capital II under the Purchase Agreement until the Commencement Date, which is the date on which all of the conditions to B. Riley Principal Capital II’s purchase obligation set forth in the Purchase Agreement have initially been satisfied, none of which are in B. Riley Principal Capital II’s control, including that the registration statement that includes this prospectus shall have been declared effective by the SEC and the final form of this prospectus shall have been filed with the SEC. From and after the Commencement Date, we have the right, but not the obligation, from time to time at our sole discretion for a period of up to 36 months, unless the Purchase Agreement is earlier terminated, to direct B. Riley Principal Capital II to purchase up to a specified maximum amount of shares of Common Stock in one or more Market Open Purchases and Intraday Purchases as set forth in the Purchase Agreement, by timely delivering a written Market Open Purchase Notice for each Market Open Purchase, and timely delivering a written Intraday Purchase Notice for each Intraday Purchase, if any, to B. Riley Principal Capital II in accordance with the Purchase Agreement on any trading day we select as the Purchase Date therefor, so long as (i) the closing sale price of our Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price and (ii) all shares of Common Stock subject to all prior Market Open Purchases and all prior Intraday Purchases (as applicable) effected by us under the Purchase Agreement, including all prior purchases effected on the same Purchase Date, have been received by B. Riley Principal Capital II at such time and in the manner set forth in the Purchase Agreement.

From and after Commencement, the Company will control the timing and amount of any sales of Common Stock to B. Riley Principal Capital II. Actual sales of shares of our Common Stock to B. Riley Principal Capital II under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our Common Stock and determinations by us as to the appropriate sources of funding for our company and its operations.

Under the applicable Nasdaq rules, in no event may we issue to B. Riley Principal Capital II under the Purchase Agreement shares of Common Stock in excess of the 19.99% Exchange Cap, unless (i) we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price per share paid by B. Riley Principal Capital II for all of the shares of Common Stock that we direct B. Riley Principal Capital II to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $7.56 per share (representing the lower of (a) the official closing price of our Common Stock on Nasdaq immediately preceding the execution of the Purchase Agreement and (b) the average official closing price of our Common Stock on Nasdaq for the five consecutive trading days immediately preceding the execution of the Purchase Agreement, adjusted as required by Nasdaq to take into account the payment of the Cash Commitment Fee to B. Riley Principal Capital II), so that the Exchange Cap limitation will not apply to issuances and sales of Common Stock pursuant to the Purchase Agreement.

Moreover, we may not issue or sell any shares of Common Stock to B. Riley Principal Capital II under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by B. Riley Principal Capital II and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in B. Riley Principal Capital II beneficially owning shares of Common Stock in excess of the 4.99% Beneficial Ownership Limitation.

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The net proceeds to us from sales that we elect to make to B. Riley Principal Capital II under the Purchase Agreement, if any, will depend on the frequency and prices at which we sell shares of our Common Stock to B. Riley Principal Capital II. We expect that any proceeds received by us from such sales to B. Riley Principal Capital II will be used for working capital and general corporate purposes.

Neither we nor B. Riley Principal Capital II may assign or transfer our respective rights and obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by us or B. Riley Principal Capital II.

As consideration for B. Riley Principal Capital II’s commitment to purchase shares of Common Stock at the Company’s direction upon the terms and subject to the conditions set forth in the Purchase Agreement, the Company agreed to pay B. Riley Principal Capital II the Cash Commitment Fee in the amount of up to $500,000, which represents 1.0% of B. Riley Principal Capital II’s $50,000,000 total aggregate purchase commitment under the Purchase Agreement. The Cash Commitment Fee will be earned and paid by withholding cash amounts equal to 10% of the total aggregate purchase price payable by B. Riley Principal Capital II to the Company in connection with each Market Open Purchase or Intraday Purchase effected under the Purchase Agreement, until such time as B. Riley Principal Capital II shall have received from such cash withholdings a total aggregate amount in cash equal to $500,000.

In addition, the Company has agreed to reimburse B. Riley Principal Capital II for the reasonable legal fees and disbursements of B. Riley Principal Capital II’s legal counsel in an amount not to exceed (i) $100,000 upon our execution of the Purchase Agreement and Registration Rights Agreement and (ii) $5,000 per fiscal quarter, in each case in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. Copies of the agreements have been filed as exhibits to the registration statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.

Purchases of Common Stock Under the Purchase Agreement

Market Open Purchases

From and after the Commencement Date, we will have the right, but not the obligation, from time to time at our sole discretion for a period of up to 36 months, unless the Purchase Agreement is earlier terminated, beginning on the Commencement Date, to direct B. Riley Principal Capital II to purchase a specified number of shares of Common Stock, not to exceed the applicable Market Open Purchase Maximum Amount, in a Market Open Purchase under the Purchase Agreement, by timely delivering a written Market Open Purchase Notice to B. Riley Principal Capital II, prior to 9:00 a.m., New York City time, on any trading day we select as the Purchase Date for such Market Open Purchase, so long as:

•	the closing sale price of our Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and

•	all shares of Common Stock subject to all prior Market Open Purchases and all prior Intraday Purchases effected by us under the Purchase Agreement have been received by B. Riley Principal Capital II prior to the time we deliver such Market Open Purchase Notice to B. Riley Principal Capital II.

The Purchase Maximum Amount applicable to such Market Open Purchase will be equal to the lesser of:

•	1,000,000 shares of Common Stock; and

•	the Market Open Purchase Percentage (as specified in the applicable Market Open Purchase Notice for such Purchase) of the total aggregate number (or volume) of shares of our Common Stock traded on Nasdaq during the applicable Market Open Purchase Valuation Period for such Market Open Purchase.

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The actual number of shares of Common Stock that B. Riley Principal Capital II will be required to purchase in a Market Open Purchase, which we refer to as the Market Open Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Market Open Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Market Open Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.

The per share purchase price that B. Riley Principal Capital II will be required to pay for the Market Open Purchase Share Amount in a Market Open Purchase effected by us pursuant to the Purchase Agreement, if any, will be equal to the VWAP of our Common Stock for the applicable Market Open Purchase Valuation Period on the Purchase Date for such Market Open Purchase, less a fixed 3.0% discount to the VWAP for such Market Open Purchase Valuation Period. The Market Open Purchase Valuation Period for a Market Open Purchase is defined in the Purchase Agreement as the period beginning at the official open (or “commencement”) of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, and ending at the earliest to occur of:

•	3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date;

•	such time that the total aggregate number (or volume) of shares of Common Stock traded on Nasdaq during such Market Open Purchase Valuation Period reaches the applicable Market Open Purchase Share Volume Maximum for such Market Open Purchase, which will be determined by dividing (a) the applicable Market Open Purchase Share Amount for such Market Open Purchase, by (b) the Market Open Purchase Percentage we specified in the applicable Market Open Purchase Notice for such Market Open Purchase); and

•	if we further specify in the applicable Market Open Purchase Notice for such Market Open Purchase that a Limit Order Discontinue Election shall apply to such Market Open Purchase, such time that the trading price of our Common Stock on Nasdaq during such Market Open Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable Minimum Price Threshold.

Under the Purchase Agreement, for purposes of calculating the volume of shares of Common Stock traded during a Market Open Purchase Valuation Period, including for purposes of determining whether the applicable Market Open Purchase Share Volume Maximum for a Market Open Purchase has been reached, for purposes of calculating the VWAP of our Common Stock for the applicable Market Open Purchase Valuation Period, and to the extent that we specify in the applicable Market Open Purchase Notice that the Limit Order Discontinue Election will apply, the following transactions, to the extent they occur during such Market Open Purchase Valuation Period, shall be excluded: (x) the opening or first purchase of Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, (y) the last or closing sale of Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, and (z) if we have specified in the applicable Market Open Purchase Notice for such Market Open Purchase that a Limit Order Continue Election, rather than a Limit Order Discontinue Election, shall apply to such Market Open Purchase, all purchases and sales of Common Stock on Nasdaq during such Market Open Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Market Open Purchase.

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Intraday Purchases

In addition to the Market Open Purchases described above, from and after the Commencement Date, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct B. Riley Principal Capital II to make Intraday Purchases (whether or not a Market Open Purchase is effected on such Purchase Date), not to exceed the applicable Intraday Purchase Maximum Amount, in an Intraday Purchase under the Purchase Agreement, by timely delivering a written Intraday Purchase Notice to B. Riley Principal Capital II, after 10:00 a.m., New York City time (and after the Market Open Purchase Valuation Period for any earlier Market Open Purchase and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date if applicable, have ended), and prior to 3:30 p.m., New York City time, on such Purchase Date, so long as:

•	the closing sale price of our Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and

•	all shares of Common Stock subject to all prior Market Open Purchases and all prior Intraday Purchases (as applicable) effected by us under the Purchase Agreement, including all prior purchases effected on the same Purchase Date as such applicable Intraday Purchase, have been received by B. Riley Principal Capital II in the manner set forth in the Purchase Agreement, prior to the time we deliver the Intraday Purchase Notice for such applicable Intraday Purchase to B. Riley Principal Capital II.

The Intraday Purchase Maximum Amount applicable to such Intraday Purchase will be equal to the lesser of:

•	1,000,000 shares of Common Stock; and

•	the Intraday Purchase Percentage (as specified by us in the applicable Intraday Purchase Notice for such Intraday Purchase) of the total aggregate number (or volume) of shares of our Common Stock traded on Nasdaq during the applicable Intraday Purchase Valuation Period for such Intraday Purchase.

The actual number of shares of Common Stock that B. Riley Principal Capital II will be required to purchase in an Intraday Purchase, which we refer to as the Intraday Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Intraday Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Intraday Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.

The per share purchase price that B. Riley Principal Capital II will be required to pay for the Intraday Purchase Share Amount in an Intraday Purchase effected by us pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a Market Open Purchase (including the same fixed percentage discounts to the applicable VWAP used to calculate the per share purchase price for a Market Open Purchase as described above), provided that the VWAP used to determine the purchase price for the Intraday Purchase Share Amount to be purchased in an Intraday Purchase will be equal to the VWAP for the applicable Intraday Purchase Valuation Period on the Purchase Date for such Intraday Purchase. The Intraday Purchase Valuation Period for an Intraday Purchase is defined in the Purchase Agreement as the period during the regular trading session on Nasdaq on such Purchase Date, beginning at the latest to occur of:

•	such time of confirmation of B. Riley Principal Capital II’s receipt of the applicable Intraday Purchase Notice;

•	such time that the Market Open Purchase Valuation Period for any prior Market Open Purchase effected on the same Purchase Date (if any) has ended; and

•	such time that the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date (if any) has ended,

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and ending at the earliest to occur of:

•	3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date;

•	such time that the total aggregate number (or volume) of shares of Common Stock traded on Nasdaq during such Intraday Purchase Valuation Period reaches the applicable Intraday Purchase Share Volume Maximum for such Intraday Purchase, which will be determined by dividing (a) the applicable Intraday Purchase Share Amount for such Intraday Purchase, by (b) the Purchase Percentage we specified in the applicable Intraday Purchase Notice for determining the applicable Intraday Purchase Share Amount for such Intraday Purchase; and

•	if we further specify Limit Order Discontinue Election in the applicable Intraday Purchase Notice for such Intraday Purchase, such time that the trading price of our Common Stock on Nasdaq during such Intraday Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable Minimum Price Threshold.

As with Market Open Purchases, for purposes of calculating the volume of shares of Common Stock traded during an Intraday Purchase Valuation Period, including for purposes of determining whether the applicable Intraday Purchase Share Volume Maximum for an Intraday Purchase has been reached, for purposes of calculating the VWAP of our Common Stock for the applicable Intraday Purchase Valuation Period, the following transactions, to the extent they occur during such Intraday Purchase Valuation Period, are excluded: (x) the opening or first purchase of Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Intraday Purchase, (y) the last or closing sale of Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Intraday Purchase, and (z) if we have specified in the applicable Intraday Purchase Notice for such Intraday Purchase that a Limit Order Continue Election, rather than a Limit Order Discontinue Election, shall apply to such Intraday Purchase, all purchases and sales of Common Stock on Nasdaq during such Intraday Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Intraday Purchase.

We may, in our sole discretion, timely deliver multiple Intraday Purchase Notices to B. Riley Principal Capital II prior to 3:30 p.m., New York City time, on a single Purchase Date to effect multiple Intraday Purchases on such same Purchase Date, provided that the Market Open Purchase Valuation Period for any earlier Market Open Purchase effected on the same Purchase Date (as applicable) and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date have ended prior to 3:30 p.m., New York City time, on such Purchase Date, and so long as all shares of Common Stock subject to all prior Market Open Purchases and all prior Intraday Purchases (as applicable) effected by us under the Purchase Agreement, including all prior purchases effected on the same Purchase Date as such applicable Intraday Purchase, have been received by B. Riley Principal Capital II prior to the time we deliver to B. Riley Principal Capital II a new Intraday Purchase Notice to effect an additional Intraday Purchase on the same Purchase Date as an earlier Market Open Purchase (as applicable) and one or more earlier Intraday Purchases effected on such same Purchase Date.

The terms and limitations that will apply to each subsequent additional Intraday Purchase effected on the same Purchase Date will be the same as those applicable to any earlier Market Open Purchase (as applicable) and any earlier Intraday Purchase effected on the same Purchase Date as such subsequent additional Intraday Purchase, and the per share purchase price for the shares of Common Stock that we elect to sell to B. Riley Principal Capital II in each subsequent additional Intraday Purchase effected on the same Purchase Date as an earlier Market Open Purchase (as applicable) and/or earlier Intraday Purchase(s) effected on such Purchase Date will be calculated in the same manner as in the case of such earlier Market Open Purchase (as applicable) and such earlier Intraday Purchase(s) effected on the same Purchase Date as such subsequent additional Intraday Purchase, with the exception that the Intraday Purchase Valuation Period for each subsequent additional Intraday Purchase will begin and end at different times (and may vary in duration) during the regular trading session on such Purchase Date, in each case as determined in accordance with the Purchase Agreement.

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In the case of Market Open Purchases and Intraday Purchases effected by us under the Purchase Agreement, if any, all share and dollar amounts used in determining the purchase price per share of Common Stock to be purchased by B. Riley Principal Capital II in a Market Open Purchase or an Intraday Purchase (as applicable), or in determining the applicable maximum purchase share amounts or applicable volume or minimum price threshold in connection with any such Market Open Purchase or Intraday Purchase (as applicable), in each case, will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during any period used to calculate such per share purchase price, maximum purchase share amounts or applicable volume or minimum price thresholds.

At or prior to 5:30 p.m., New York City time, on the applicable Purchase Date for a Market Open Purchase and/or Intraday Purchase, B. Riley Principal Capital II will provide us with a written confirmation for such Market Open Purchase and/or Intraday Purchase, as applicable, setting forth the applicable purchase price (both on a per share basis and the total aggregate purchase price) to be paid by B. Riley Principal Capital II for the shares of Common Stock purchased by B. Riley Principal Capital II in such Market Open Purchase and/or Intraday Purchase, as applicable.

The payment for, against delivery of, shares of Common Stock purchased by B. Riley Principal Capital II in any Market Open Purchase or any Intraday Purchase under the Purchase Agreement will be fully settled on the trading day immediately following the applicable Purchase Date for such Market Open Purchase or such Intraday Purchase (as applicable), as set forth in the Purchase Agreement.

Conditions Precedent to Commencement and Each Purchase

B. Riley Principal Capital II’s obligation to accept Market Open Purchase Notices and Intraday Purchase Notices that are timely delivered by us under the Purchase Agreement and to purchase shares of our Common Stock in Market Open Purchases and Intraday Purchases under the Purchase Agreement, are subject to (i) the initial satisfaction, at the Commencement, and (ii) the satisfaction, at the applicable “Purchase Condition Satisfaction Time” (as such term is defined in the Purchase Agreement) on the applicable Purchase Date for each Market Open Purchase and Intraday Purchase after the Commencement Date, of the conditions precedent thereto set forth in the Purchase Agreement, all of which are entirely outside of B. Riley Principal Capital II’s control, which conditions including the following:

•	the accuracy in all material respects of the representations and warranties of the Company included in the Purchase Agreement;

•	the Company having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by the Company;

•	the registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to B. Riley Principal Capital II under the Purchase Agreement) having been declared effective under the Securities Act by the SEC, and B. Riley Principal Capital II being able to utilize this prospectus (and the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement) to resell all of the shares of Common Stock included in this prospectus (and included in any such additional prospectuses);

•	the SEC shall not have issued any stop order suspending the effectiveness of the registration statement that includes this prospectus (or any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to B. Riley Principal Capital II under the Purchase Agreement) or prohibiting or suspending the use of this prospectus (or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement), and the absence of any suspension of qualification or exemption from qualification of the Common Stock for offering or sale in any jurisdiction;

•	FINRA shall not have provided an objection to, and shall have confirmed in writing that it has determined not to raise any objections with respect to the fairness and reasonableness of, the terms and arrangements of the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement;

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•	there shall not have occurred any event and there shall not exist any condition or state of facts, which makes any statement of a material fact made in the registration statement that includes this prospectus (or in any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to B. Riley Principal Capital II under the Purchase Agreement) untrue or which requires the making of any additions to or changes to the statements contained therein in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of this prospectus or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement, in the light of the circumstances under which they were made) not misleading;

•	this prospectus, in final form, shall have been filed with the SEC under the Securities Act prior to Commencement, and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC;

•	trading in the Common Stock shall not have been suspended by the SEC or Nasdaq, the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on Nasdaq, shall be terminated on a date certain (unless, prior to such date, the Common Stock is listed or quoted on any other Eligible Market, as such term is defined in the Purchase Agreement), and there shall be no suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by The Depository Trust Company with respect to the Common Stock;

•	the Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement;

•	the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement;

•	the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement, or seeking material damages in connection with such transactions;

•	all of the shares of Common Stock that may be issued pursuant to the Purchase Agreement shall have been approved for listing or quotation on Nasdaq (or if the Common Stock is not then listed on Nasdaq, then on any Eligible Market), subject only to notice of issuance;

•	no condition, occurrence, state of facts or event constituting a Material Adverse Effect (as such term is defined in the Purchase Agreement) shall have occurred and be continuing;

•	the absence of any bankruptcy proceeding against the Company commenced by a third party, and the Company shall not have commenced a voluntary bankruptcy proceeding, consented to the entry of an order for relief against it in an involuntary bankruptcy case, consented to the appointment of a custodian of the Company or for all or substantially all of its property in any bankruptcy proceeding, or made a general assignment for the benefit of its creditors; and

•	the receipt by B. Riley Principal Capital II of the legal opinions and negative assurances, bring-down legal opinions and negative assurances, and audit comfort letters, in each case as required under the Purchase Agreement.

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Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

•	the first day of the month next following the 36-month anniversary of the Commencement Date;

•	the date on which B. Riley Principal Capital II shall have purchased shares of Common Stock under the Purchase Agreement for an aggregate gross purchase price equal to $50,000,000;

•	the date on which the Common Stock shall have failed to be listed or quoted on Nasdaq or any other Eligible Market for a period of one trading day;

•	the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving our company has been commenced that is not discharged or dismissed prior to such 30th trading day; and

•	the date on which a bankruptcy custodian is appointed for all or substantially all of our property, or we make a general assignment for the benefit of our creditors.

We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon 10 trading days’ prior written notice to B. Riley Principal Capital II. We and B. Riley Principal Capital II may also terminate the Purchase Agreement at any time by mutual written consent.

B. Riley Principal Capital II also has the right to terminate the Purchase Agreement upon 10 trading days’ prior written notice to us, but only upon the occurrence of certain events, including:

•	the occurrence and continuation of a Material Adverse Effect (as such term is defined in the Purchase Agreement);

•	the occurrence of a Fundamental Transaction (as such term defined in the Purchase Agreement) involving our company;

•	if any registration statement is not filed by the applicable Filing Deadline (as defined in the Registration Rights Agreement) or declared effective by the SEC by the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or the Company is otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within 10 trading days after notice of such failure, breach or default is delivered to us;

•	if we are in breach or default in any material respect of any of our covenants and agreements in the Purchase Agreement or in the Registration Rights Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 trading days after notice of such breach or default is delivered to us;

•	the effectiveness of the registration statement that includes this prospectus or any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement lapses for any reason (including the issuance of a stop order by the SEC), or this prospectus or the prospectus included in any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement otherwise becomes unavailable to B. Riley Principal Capital II for the resale of all of the shares of Common Stock included therein, and such lapse or unavailability continues for a period of 45 consecutive trading days or for more than an aggregate of 90 trading days in any 365-day period, other than due to acts of B. Riley Principal Capital II; or

•	trading in the Common Stock on Nasdaq (or if the Common Stock is then listed on an Eligible Market, trading in the Common Stock on such Eligible Market) has been suspended for a period of five consecutive trading days.

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No termination of the Purchase Agreement by us or by B. Riley Principal Capital II will become effective prior to the fifth trading day immediately following the date on which any pending Market Open Purchase and any pending Intraday Purchase has been fully settled in accordance with the terms and conditions of the Purchase Agreement, and no termination will affect any of our respective rights and obligations under the Purchase Agreement with respect to any pending Market Open Purchase, any pending Intraday Purchase, and any fees and disbursements of B. Riley Principal Capital II’s legal counsel and the QIU in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement. Both we and B. Riley Principal Capital II have agreed to complete our respective obligations with respect to any such pending Market Open Purchase and any pending Intraday Purchase under the Purchase Agreement. Furthermore, no termination of the Purchase Agreement will affect the Registration Rights Agreement, which will survive any termination of the Purchase Agreement.

No Short-Selling or Hedging by B. Riley Principal Capital II

B. Riley Principal Capital II has agreed that none of B. Riley Principal Capital II, any of its officers, or any entity managed or controlled by B. Riley Principal Capital II will engage in or effect, directly or indirectly, for its own principal account or for the principal account of any such entities, managed or controlled by B. Riley Principal Capital II, any short sales of the Common Stock or hedging transaction that establishes a net short position in the Common Stock during the term of the Purchase Agreement.

Prohibition on Variable Rate Transactions

Subject to specified exceptions included in the Purchase Agreement, we are limited in our ability to enter into specified “Variable Rate Transactions” (as such term is defined in the Purchase Agreement) during the term of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our Common Stock after the date of issuance, or our effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which we may offer, issue or sell Common Stock or any securities exercisable, exchangeable or convertible into Common Stock at a future determined price.

Effect of Sales of our Common Stock under the Purchase Agreement on our Stockholders

The Purchase Shares to be issued or sold by us, to B. Riley Principal Capital II under the Purchase Agreement that are being registered under the Securities Act for resale by B. Riley Principal Capital II in this offering are expected to be freely tradable. The 3,904,374 Purchase Shares being registered for resale in this offering may be issued and sold by us to B. Riley Principal Capital II from time to time at our discretion over a period of up to 36 months (unless the Purchase Agreement is earlier terminated), beginning on the Commencement Date. The resale by B. Riley Principal Capital II of a significant amount of shares of Common Stock registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock, if any, to B. Riley Principal Capital II under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to B. Riley Principal Capital II all, some or none of the shares of our Common Stock that may be available for us to sell to B. Riley Principal Capital II pursuant to the Purchase Agreement.

If and when we do elect to sell shares of our Common Stock to B. Riley Principal Capital II pursuant to the Purchase Agreement, after B. Riley Principal Capital II has acquired such shares, B. Riley Principal Capital II may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from B. Riley Principal Capital II in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from B. Riley Principal Capital II in this offering as a result of future sales made by us to B. Riley Principal Capital II at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares of our Common Stock to B. Riley Principal Capital II under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with B. Riley Principal Capital II may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

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Because the per share purchase price that B. Riley Principal Capital II will pay for Purchase Shares in any Market Open Purchase or Intraday Purchase that we may elect to effect pursuant to the Purchase Agreement will be determined by reference to the VWAP during the applicable Market Open Purchase Valuation Period or Intraday Purchase Valuation Period, respectively, on the applicable Purchase Date for such Market Open Purchase or Intraday Purchase (as the case may be), as of the date of this prospectus, we cannot determine the actual purchase price per share that B. Riley Principal Capital II will be required to pay for any Purchase Shares that we may elect to sell to B. Riley Principal Capital II under the Purchase Agreement from and after Commencement and, therefore, we cannot be certain how many Purchase Shares, in the aggregate, we may issue and sell to B. Riley Principal Capital II under the Purchase Agreement from and after Commencement. As of March 27, 2025, there were 19,531,636 shares of our Common Stock outstanding, of which 6,032,491 shares were held by non-affiliates of our company. If all of the shares of Common Stock offered for resale by B. Riley Principal Capital II under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately 16.7% of the total number of outstanding shares of Common Stock and approximately 39.3% of the total number of outstanding shares of Common Stock held by non-affiliates of our company, in each case as of March 27, 2025.

Although the Purchase Agreement provides that we may sell up to $50,000,000 of our Common Stock to B. Riley Principal Capital II, only 3,904,374 Purchase Shares are being registered under the Securities Act for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus. If we were to issue and sell all of such 3,904,374 Purchase Shares to B. Riley Principal Capital II at an assumed purchase price per share of $7.58, representing the closing sale price of our Common Stock on Nasdaq on March 27, 2025, we would only receive approximately $29,595,155 in aggregate gross proceeds from the sale of such Purchase Shares to B. Riley Principal Capital II under the Purchase Agreement. Depending on the market prices of our Common Stock on the Purchase Dates on which we elect to sell such Purchase Shares to B. Riley Principal Capital II under the Purchase Agreement, we may need to register under the Securities Act additional shares of our Common Stock for resale by B. Riley Principal Capital II which, together with the 3,904,374 Purchase Shares included in this prospectus, will enable us to issue and sell to B. Riley Principal Capital II such aggregate number of shares of Common Stock under the Purchase Agreement as will be necessary in order for us to receive aggregate proceeds equal to B. Riley Principal Capital II’s $50,000,000 maximum aggregate purchase commitment available to us under the Purchase Agreement.

If we elect to issue and sell to B. Riley Principal Capital II more than the 3,904,374 shares of Common Stock being registered under the Securities Act for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus, which we have the right, but not the obligation, to do, we must first (i) obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap under the Purchase Agreement, if applicable, in accordance with applicable Nasdaq rules and (ii) file with the SEC one or more additional registration statements to register under the Securities Act for the offer and resale by B. Riley Principal Capital II of any such additional shares of our Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to B. Riley Principal Capital II under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of Common Stock in addition to the 3,904,374 shares of Common Stock being registered for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus could cause additional substantial dilution to our stockholders.

The number of shares of Common Stock ultimately offered for resale by B. Riley Principal Capital II through this prospectus is dependent upon the number of shares of Common Stock, if any, we elect to sell to B. Riley Principal Capital II under the Purchase Agreement from and after the Commencement Date. The issuance of our Common Stock to B. Riley Principal Capital II pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares of our Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Common Stock after any such issuance.

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The following table sets forth the amount of gross proceeds we would receive from B. Riley Principal Capital II from our sale of shares of Common Stock (which are being registered for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus) to B. Riley Principal Capital II as Purchase Shares under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered Purchase Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to B. Riley Principal Capital II(2)	Gross Proceeds from the Sale of Purchase Shares to B. Riley Principal Capital II Under the Purchase Agreement
$6.00		3,904,374	16.7%	$23,426,244
$7.00		3,904,374	16.7%	$27,330,618
$7.58	(3)	3,904,374	16.7%	$29,595,155
$8.00		3,904,374	16.7%	$31,234,992
$9.00		3,904,374	16.7%	$35,139,366
____________
(1)	Although the Purchase Agreement provides that we may sell up to $50,000,000 of our Common Stock to B. Riley Principal Capital II, we are only registering 3,904,374 Purchase Shares under the registration statement that includes this prospectus, which may or may not cover all of the shares of Common Stock we ultimately sell to B. Riley Principal Capital II under the Purchase Agreement. We will not issue more than an aggregate of 3,904,374 shares of our Common Stock (i.e., the Exchange Cap), unless (i) we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price per share paid by B. Riley Principal Capital II for all of the shares of Common Stock that we direct B. Riley Principal Capital II to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $7.56 per share (in which case the Exchange Cap limitation will not apply to issuances and sales of Common Stock pursuant to the Purchase Agreement). The number of shares to be issued as set forth in this column (i) gives effect to the Exchange Cap and (ii) is without regard for the Beneficial Ownership Limitation.

(2)	The denominator is based on 19,531,636 shares of Common Stock outstanding as of March 27, 2025, adjusted to include the issuance of the number of Purchase Shares set forth in the adjacent column that we would have sold to B. Riley Principal Capital II, assuming the average purchase price in the first column. The numerator is based on the number of Purchase Shares issuable under the Purchase Agreement (which are included in this prospectus) at the corresponding assumed average purchase price set forth in the first column.

(3)	The closing sale price of our Common Stock on Nasdaq on March 27, 2025.

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MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Market Information

Our Common Stock is currently listed on the Nasdaq Global Market under the symbol “ACTU.”

As of March 26, 2025, there were 19,531,636 shares of our Common Stock outstanding, held of record by 129 stockholders.

Dividend Policy

We have not declared or paid any cash dividends on our Common Stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the board may deem relevant and subject to applicable laws and the restrictions contained in any future financing instruments. We do not anticipate declaring any cash dividends to holders of the Common Stock in the foreseeable future.

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SELLING STOCKHOLDER

This prospectus relates to the offer and sale by B. Riley Principal Capital II of up to 3,904,374 shares of our Common Stock that may be issued by us to B. Riley Principal Capital II under the Purchase Agreement. For additional information regarding the shares of our Common Stock included in this prospectus, see the section titled “Committed Equity Financing” above. We are registering the shares of our Common Stock included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with B. Riley Principal Capital II on March 27, 2025 in order to permit the selling stockholder to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, B. Riley Principal Capital II has not had any material relationship with us within the past three years. As used in this prospectus, the term “selling stockholder” means B. Riley Principal Capital II, LLC.

The table below presents information regarding the selling stockholder and the shares of our Common Stock that may be resold by the selling stockholder from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder, and reflects holdings as of March 27, 2025. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of our Common Stock being offered for resale by the selling stockholder under this prospectus. The selling stockholder may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the selling stockholder will hold the shares before selling them and, except as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, we are not aware of any existing arrangements between the selling stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of our Common Stock with respect to which the selling stockholder has sole or shared voting and investment power. The percentage of shares of our Common Stock beneficially owned by the selling stockholder prior to the offering shown in the table below is based on an aggregate of 19,531,636 shares of our Common Stock outstanding on March 27, 2025. Because the purchase price to be paid by the selling stockholder for shares of our Common Stock, if any, that we may elect to sell to the selling stockholder in one or more VWAP Purchases and/or one or more Intraday VWAP Purchases from time to time under the Purchase Agreement will be determined on the applicable Purchase Dates therefor, the actual number of shares of our Common Stock that we may sell to the selling stockholder under the Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus. The fourth column assumes the resale by the selling stockholder of all of the shares of our Common Stock being offered for resale pursuant to this prospectus.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering(3)
	Number(1)	Percent(2)		Number	Percent
B. Riley Principal Capital II, LLC(4)	0	--	3,904,374	0	--

________________

(1)	In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares of Common Stock beneficially owned prior to the offering all of the shares that B. Riley Principal Capital II may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of B. Riley Principal Capital II’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the VWAP Purchases and the Intraday VWAP Purchases of our common stock under the Purchase Agreement are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our common stock to B. Riley Principal Capital II to the extent such shares, when aggregated with all other shares of our common stock then beneficially owned by B. Riley Principal Capital II, would cause B. Riley Principal Capital II’s beneficial ownership of our common stock to exceed the 4.99% Beneficial Ownership Limitation. The Purchase Agreement also prohibits us from issuing or selling shares of our common stock under the Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or unless the average price for all shares of our Common Stock purchased by B. Riley Principal Capital II under the Purchase Agreement equals or exceeds $7.56 per share, such that the Exchange Cap limitation would not apply under applicable Nasdaq rules. Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under Nasdaq) may be amended or waived under the Purchase Agreement.
(2)	Applicable percentage ownership is based on 19,531,636 shares of our Common Stock outstanding as of March 27, 2025.
(3)	Assumes the sale of all shares of our Common Stock being offered for resale pursuant to this prospectus.
(4)	The business address of B. Riley Principal Capital II, LLC (“BRPC II”) is 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025. BRPC II’s principal business is that of a private investor. BRPC II is a wholly owned subsidiary of B. Riley Securities Holdings, LLC (“BRSH”). As a result, BRSH may be deemed to indirectly beneficially own securities held of record by BRPC II. BRSH expressly disclaims beneficial ownership of securities held of record by BRPC II, except to the extent of its pecuniary interest therein. All voting and investment decisions with respect to securities held of record by BRPC II are made by majority vote of an investment policy committee of BRPC II composed of three individuals, each of whom is not involved in the management of BRSH and at least two of whom are not affiliates or associated persons of B. Riley Securities, Inc. (“BRS”), a registered broker-dealer and member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and a wholly owned subsidiary of BRSH. We have been advised that neither BRSH nor BRPC II is a FINRA member or an independent broker-dealer. Because each of BRPC II and BRS is a wholly owned subsidiary of BRSH, BRPC II is deemed to be an affiliate of BRS. BRS will act as an executing broker that will effectuate resales of our common stock that may be acquired by BRPC II from us pursuant to the Purchase Agreement to the public in this offering. See “Plan of Distribution (Conflict of Interest)” for more information about the relationship between BRPC II and BRS.

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DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes some of the terms of our amended and restated certificate of incorporation and our amended and restated bylaws, and of the Delaware General Corporation Law. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our amended and restated certificate of incorporation, amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is part.

Our authorized capital stock consists of 200,000,000 shares of Common Stock, par value of $0.000001 per share, and 10,000,000 shares of preferred stock, par value $0.000001 per share.

Common Stock

Voting Rights

Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the outstanding shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect. Subject to the supermajority votes for some matters, other matters shall be decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter. Our amended and restated certificate of incorporation also provides that our directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon. In addition, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon is required to amend or repeal, or to adopt any provision inconsistent with, several of the provisions of our amended and restated certificate of incorporation. See the subsection titled “—Certain Anti-Takeover Effects of Delaware Law” and “—Amendment of Charter Provisions” below.

Dividends

Subject to preferences that may apply to any outstanding preferred stock, the holders of our common stock are entitled to receive dividends, if and when declared by our board of directors out of funds legally available therefor.

Liquidation

In the event of a liquidation, dissolution or winding up, our stockholders will be entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock.

Rights, Preferences and Privileges

Holders of our Common Stock have no conversion, preemptive or other subscription rights, and there are no sinking fund or redemption provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

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Fully Paid and Nonassessable

All of our outstanding shares of Common Stock are fully paid and nonassessable.

Preferred Stock

Our amended and restated certificate grants our board of directors the authority, without further stockholder authorization, to issue from time to time up to 10,000,000 shares of preferred stock in one or more series and to fix the terms, limitations, voting rights, relative rights and preferences and variations of each series. Although we have no present plans to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of our Common Stock, could adversely affect the rights and powers, including voting rights, of the Common Stock and could have the effect of delaying, deterring or preventing a change of control of our company or an unsolicited acquisition proposal.

Warrants

As of March 27, 2025, there were outstanding warrants to purchase an aggregate of 255,599 shares of our Common Stock at a weighted average exercise price of $10.12 per share.

Equity Awards

As of March 27, 2025, there were 860,539 stock options outstanding, which have a weighted average exercise price of approximately $5.83 per share, and 584,111 unvested RSUs outstanding under the 2024 Plan.

Registration Rights

Certain holders of shares of our Common Stock are entitled to certain rights with respect to registration of such shares under the Securities Act. These shares are referred to as registrable securities. The holders of these registrable securities possess registration rights pursuant to the terms of our Investors’ Rights Agreement, pursuant to which, among other things, such stockholders were granted certain registration rights with respect to certain shares of securities held by them. A copy of the Investor Rights Agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Certain Anti-Takeover Provisions of Delaware Law

Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

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Undesignated Preferred Stock

The ability of our board of directors, without action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Stockholder Meetings

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that a special meeting of stockholders may be called only by our board of directors, chairman of the board of directors, chief executive officer or president, or by a resolution adopted by a majority of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Elimination of Stockholder Action by Written Consent

Our amended and restated certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.

Staggered Board of Directors

Our amended and restated certificate of incorporation provides that our board of directors will be divided into three classes. The directors in each class serve for a three-year term, with one class being elected each year by our stockholders. This system of electing directors may tend to discourage a third party from attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Removal of Directors

Our amended and restated certificate of incorporation provides that no member of our board of directors may be removed from office except for cause and, in addition to any other vote required by law, upon the approval of not less than two thirds of the total voting power of all of our outstanding voting stock then entitled to vote in the election of directors.

Stockholders Not Entitled to Cumulative Voting

Our amended and restated certificate of incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

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Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

Choice of Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the Court of Chancery) (or, in the event the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty by any of our directors, officers or stockholders to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or amended and restated bylaws; or (iv) any action asserting a claim governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law. The provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, our amended and restated certificate of incorporation also provides that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by us, our officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. In any case, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision.

Amendment of Charter Provisions

The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock, would require approval by holders of at least two thirds of the total voting power of all of our outstanding voting stock.

The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent

The transfer agent and registrar for our Common Stock is Broadridge Corporate Issuer Solutions, LLC. The transfer agent’s address is 51 Mercedes Way, Edgewood, NY 11717.

Listing

Our Common Stock is listed on the Nasdaq Global Market under the trading symbol “ACTU.”

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SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

A person who has beneficially owned restricted Common Stock for at least six months would be entitled to sell such securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we have been required to file reports) preceding the sale.

Persons who have beneficially owned restricted Common Stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the then outstanding shares of Common Stock; or

•	the average weekly trading volume of Common Stock, as applicable, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the acquisition, ownership and disposition of our Common Stock. This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, does not address the potential application of the Medicare contribution tax on net investment income, and does not address any estate or gift tax consequences or any tax consequences arising under any state, local or foreign tax laws, or any other U.S. federal tax laws. This discussion is based on the Internal Revenue Code of 1986, as amended (the Code), and applicable Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the Internal Revenue Service (IRS), all as in effect as of the date hereof. These authorities are subject to differing interpretations and may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This discussion is limited to non-U.S. holders who purchase our Common Stock and who hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder in light of such holder’s circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including:

•	certain former citizens or long-term residents of the United States;

•	partnerships or other pass-through entities (and investors therein);

•	“controlled foreign corporations;”

•	“passive foreign investment companies;”

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities;

•	tax-exempt organizations and governmental organizations;

•	tax-qualified retirement plans;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•	persons subject to the alternative minimum tax;

•	persons that own, or have owned, actually or constructively, more than 5% of our Common Stock at any time;

•	accrual-method taxpayers subject to special tax accounting rules under Section 451(b) of the Code; and

•	persons holding our Common Stock as part of a hedging or conversion transaction, straddle, synthetic security, constructive sale, or other risk reduction strategy or integrated investment.

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If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding our Common Stock and the partners in such partnerships are urged to consult their tax advisors about the particular U.S. federal income tax consequences to them of holding and disposing of our Common Stock.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS.

Definition of Non-U.S. Holder

For purposes of this discussion, a non-U.S. holder is any beneficial owner of our Common Stock that is not a “U.S. person” or a partnership (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust (i) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions on Common Stock

We have never declared or paid any cash dividends on our capital stock and we do not currently intend to pay any cash dividends on our capital stock in the foreseeable future. However, if we do make cash or other property distributions on our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s tax basis in our Common Stock, but not below zero. Any excess will be treated as gain realized on the sale or other disposition of our Common Stock and will be treated as described under the section titled “Gain on Disposition of Our Common Stock” below.

Subject to the discussions below regarding effectively connected income, backup withholding and 1471 through 1474 of the Code (commonly referred to as FATCA), dividends paid to a non-U.S. holder of our Common Stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish us or our paying agent with a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) and satisfy applicable certification and other requirements. This certification must be provided to us or our paying agent before the payment of dividends and must be updated periodically. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries. Prospective investors should consult their tax advisors concerning whether they may benefit from an applicable income tax treaty.

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Non-U.S. holders that do not provide the required certification on a timely basis, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If a non-U.S. holder holds our Common Stock in connection with the conduct of a trade or business in the United States, and dividends paid on our Common Stock are effectively connected with such holder’s U.S. trade or business (and are attributable to such holder’s permanent establishment in the United States if required by an applicable tax treaty), the non-U.S. holder will be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent.

However, any such effectively connected dividends paid on our Common Stock generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Gain on Disposition of Our Common Stock

Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale or other disposition of our Common Stock, unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States;

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

•	our Common Stock constitutes a “United States real property interest” by reason of our status as a United States real property holding corporation (USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our Common Stock, and our Common Stock is not “regularly traded” on an established securities market (as defined by applicable Treasury Regulations).

Determining whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests. We believe that we are not currently and do not anticipate becoming a USRPHC for U.S. federal income tax purposes, although there can be no assurance we will not in the future become a USRPHC. If we are or become a USRPHC and the “regularly traded” exception noted above does not apply to the disposition, a non-U.S. holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply. Prospective investors are encouraged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our Common Stock, but may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

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Information Reporting and Backup Withholding

Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the amount of distributions on our Common Stock paid to such holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply even if no withholding was required because the distributions were effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 24% rate, generally will not apply to payments to a non-U.S. holder of dividends on or the gross proceeds of a disposition of our Common Stock provided the non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person.

Backup withholding is not an additional tax. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with a U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any.

Withholding on Foreign Entities

FATCA imposes a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities certain information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally imposes a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. FATCA currently applies to dividends paid on our Common Stock. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes.

Prospective investors are encouraged to consult with their own tax advisors regarding the potential implications of FATCA on their investment in our Common Stock.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our Common Stock, including the consequences of any proposed change in applicable laws.

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PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)

The shares of our Common Stock offered by this prospectus are being offered by the selling stockholder, B. Riley Principal Capital II, LLC. The shares may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of our Common Stock offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for our Common Stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

B. Riley Principal Capital II is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

B. Riley Principal Capital II has informed us that it presently anticipates using, but is not required to use, B. Riley Securities, Inc. (“BRS”), a registered broker-dealer and FINRA member and an affiliate of B. Riley Principal Capital II, as a broker to effectuate resales, if any, of our Common Stock that it may acquire from us pursuant to the Purchase Agreement, and that it may also engage one or more other registered broker-dealers to effectuate resales, if any, of such Common Stock that it may acquire from us. Such resales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. B. Riley Principal Capital II has informed us that each such broker-dealer it engages to effectuate resales of our Common Stock on its behalf, excluding BRS, may receive commissions from B. Riley Principal Capital II for executing such resales for B. Riley Principal Capital II and, if so, such commissions will not exceed customary brokerage commissions.

B. Riley Principal Capital II is an affiliate of BRS, a registered broker-dealer and FINRA member, which will act as an executing broker that will effectuate resales of our Common Stock that may be acquired by B. Riley Principal Capital II from us pursuant to the Purchase Agreement to the public in this offering. Because B. Riley Principal Capital II will receive all the net proceeds from such resales of our Common Stock made to the public through BRS, BRS is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121, which requires that a “qualified independent underwriter,” as defined in FINRA Rule 5121, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. Accordingly, we have engaged Seaport Global Securities LLC, a registered broker-dealer and FINRA member (“Seaport”), to be the qualified independent underwriter in this offering and, in such capacity, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. B. Riley Principal Capital II has agreed to pay Seaport a cash fee of $50,000 upon the completion of this offering as consideration for its services and to reimburse Seaport up to $5,000 for expenses incurred in connection with acting as the qualified independent underwriter in this offering. While we are not obligated to pay any such fees or expense reimbursement directly to Seaport, we have agreed to pay or cause to be paid to B. Riley Principal Capital II $25,000 in cash upon execution of the Purchase Agreement and the Registration Rights Agreement as reimbursement of a portion of the fees and expenses payable by B. Riley Principal Capital II to Seaport for acting as the qualified independent underwriter in connection with this offering. In accordance with FINRA Rule 5110, such cash fee and expense reimbursement to be paid by B. Riley Principal Capital II to Seaport for acting as the qualified independent underwriter in this offering, including $25,000 reimbursement from us for a portion of the fees and expenses of Seaport paid by B. Riley Principal Capital II, are deemed to be underwriting compensation in connection with sales of our Common Stock by B. Riley Principal Capital II to the public. Seaport will receive no other compensation for acting as the qualified independent underwriter in this offering. In accordance with FINRA Rule 5121, BRS is not permitted to sell shares of our Common Stock in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

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Except as set forth above, we know of no existing arrangements between the selling stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock offered by this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the selling stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Common Stock sold by the selling stockholder may be less than or in excess of customary commissions. Neither we nor the selling stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Common Stock sold by the selling stockholder.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the selling stockholder, including with respect to any compensation paid or payable by the selling stockholder to any brokers, dealers, underwriters or agents that participate in the distribution of such shares by the selling stockholder, and any other related information required to be disclosed under the Securities Act.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Common Stock covered by this prospectus by the selling stockholder.

As consideration for its irrevocable commitment to purchase our Common Stock at our direction under the Purchase Agreement, we have agreed to pay B. Riley Principal Capital II a cash commitment fee in the amount of up to $500,000, which is equal to 1.0% of B. Riley Principal Capital II’s $50,000,000 total dollar amount purchase commitment under the Purchase Agreement. The cash commitment fee will be earned and paid by B. Riley Principal Capital II withholding cash amounts equal to 10% of the total aggregate purchase price payable by B. Riley Principal Capital II to us in connection with each purchase of shares of our Common Stock effected under the Purchase Agreement, until such time as B. Riley Principal Capital II shall have received from such cash withholdings, a total of up to $500,000, representing the maximum cash commitment fee payable to B. Riley Principal Capital II pursuant to this Agreement. In accordance with FINRA Rule 5110, the maximum $500,000 cash commitment fee is deemed to be underwriting compensation in connection with sales of our Common Stock by B. Riley Principal Capital II to the public.

In addition, we have agreed to reimburse B. Riley Principal Capital II for the reasonable legal fees and disbursements of B. Riley Principal Capital II’s legal counsel in an amount not to exceed (i) $100,000 upon our execution of the Purchase Agreement and Registration Rights Agreement and (ii) $5,000 per fiscal quarter, in each case in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed to be underwriting compensation in connection with sales of our Common Stock by B. Riley Principal Capital II to the public. Moreover, in accordance with FINRA Rule 5110, the 3.0% fixed discount to current market prices of our Common Stock reflected in the purchase prices payable by B. Riley Principal Capital II for our Common Stock that we may require it to purchase from us from time to time in one or more VWAP Purchases and/or one or more Intraday VWAP Purchases under the Purchase Agreement is deemed to be underwriting compensation in connection with sales of our Common Stock by B. Riley Principal Capital II to the public.

We also have agreed to indemnify B. Riley Principal Capital II and certain other persons against certain liabilities in connection with the offering of shares of our Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. B. Riley Principal Capital II has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by B. Riley Principal Capital II specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

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We estimate that the total expenses for the offering will be approximately $390,000.

B. Riley Principal Capital II has represented to us that at no time prior to the date of the Purchase Agreement has B. Riley Principal Capital II, any of its officers, or any entity managed or controlled by B. Riley Principal Capital II, engaged in or effected, in any manner whatsoever, directly or indirectly, for B. Riley Principal Capital II’s own principal account or for the principal account of any such entity managed or controlled by B. Riley Principal Capital II, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock that remained in effect as of the date of the Purchase Agreement. B. Riley Principal Capital II has agreed that during the term of the Purchase Agreement, none of B. Riley Principal Capital II, any of its officers, or any entity managed or controlled by B. Riley Principal Capital II, will enter into or effect, directly or indirectly, any of the foregoing transactions either for B. Riley Principal Capital II’s own principal account or for the principal account of any such entity managed or controlled by B. Riley Principal Capital II.

We have advised the selling stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our Common Stock offered by this prospectus have been sold by the selling stockholder.

Our Common Stock is currently listed on Nasdaq under the symbol “ACTU”.

B. Riley Principal Capital II and/or one or more of its affiliates has provided, currently provides and/or from time to time in the future may provide various investment banking and other financial services for us and/or one or more of our affiliates that are unrelated to the transactions contemplated by the Purchase Agreement and the offering of shares for resale by B. Riley Principal Capital II to which this prospectus relates, for which investment banking and other financial services they have received and may continue to receive customary fees, commissions and other compensation from us, aside from any discounts, fees and other compensation that B. Riley Principal Capital II has received and may receive in connection with the transactions contemplated by the Purchase Agreement, including (i) up to a $500,000 cash commitment fee we have agreed to pay or cause to be paid to B. Riley Principal Capital II as consideration for its irrevocable commitment to purchase shares of our Common Stock from us at our direction under the Purchase Agreement, (ii) the 3.0% fixed discount to current market prices of our Common Stock reflected in the purchase prices payable by B. Riley Principal Capital II for our Common Stock that we may require it to purchase from us from time to time in one or more VWAP Purchases and/or one or more Intraday VWAP Purchases under the Purchase Agreement, (iii) our reimbursement of B. Riley Principal Capital II’s legal fees up to $160,000 in the aggregate ($100,000 upon execution of the Purchase Agreement and $5,000 per fiscal quarter for the maximum three year term of the Purchase Agreement) in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and (iv) the cash payment of $25,000 payment we have agreed to pay or cause to be paid to B. Riley Principal Capital II as reimbursement for a portion of the fees and expenses of Seaport, the qualified independent underwriter in this offering, which are payable by B. Riley Principal Capital II to Seaport.

The total underwriting compensation to be received by all participating FINRA members, in the aggregate, in connection with this offering, as determined under FINRA Rule 5110, will not exceed 8.0% of the maximum aggregate offering price of all shares of our Common Stock that may be resold by B. Riley Principal Capital II to the public through this prospectus. Accordingly, the total amount of any specific item of underwriting compensation described herein that may be received by any participating FINRA member in connection with this offering shall, in each case, be subject to the limitation on the total underwriting compensation to be received by all participating FINRA members, in the aggregate, in connection with this offering, as determined under FINRA Rule 5110, described in the immediately preceding sentence.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Baker & Hostetler LLP, Cleveland, Ohio.

EXPERTS

The consolidated financial statements of Actuate Therapeutics, Inc. as of December 31, 2024 and for the year ended December 31, 2024 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Actuate Therapeutics, Inc. as of December 31, 2023 and for the year ended December 31, 2023 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of KMJ Corbin & Company LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, including exhibits and schedules, under the Securities Act, with respect to the shares of Common Stock being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the Common Stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You may read our SEC filings, including this registration statement, over the Internet at the SEC’s website at www.sec.gov. Upon the closing of this offering, we will be subject to the information reporting requirements of the Exchange Act and we will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review on the web site of the SEC referred to above. We also maintain a website at www.actuatetherapeutics.com, at which, following the completion of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus or the registration statement of which it forms a part, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain of the information that we file with it after the date of the filing of the registration statement of which this prospectus forms a part, which means that we can disclose important information to you by referring you to the documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.

The documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary), including all such documents we may file with the SEC after the date on which the registration statement that includes this prospectus was initially filed with the SEC and prior to the effectiveness of the registration statement and all such documents we may file with the SEC after the effectiveness of the registration statement, are incorporated by reference in this prospectus until the termination of the offering under this registration statement:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed on March 13, 2025;
•	our Current Reports on Form 8-K filed (except for items 2.02 and 7.01) on February 7, 2025 and March 28, 2025; and
•	the description of our capital stock set forth in Exhibit 4.5 of our Annual Report on Form 10-K for the year ended December 31, 2024, filed on March 13, 2025, together with any amendments or reports filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or document that is not deemed filed under such provisions, (i) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (ii) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or this prospectus has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents. The information in documents that we file in the future will update and supersede the information currently included and incorporated by reference in this prospectus.

We will provide a copy of these filings (including certain exhibits that are specifically incorporated by reference therein) to each person, including any beneficial owner, to whom a prospectus is delivered. You may request a copy of any or all of these filings at no cost, by writing or calling us at:

Actuate Therapeutics, Inc.

1751 River Run, Suite 400

Fort Worth, Texas 76107

(847) 986-4190

Copies of certain information filed by us with the SEC, including our Annual Report on Form 10-K and Current Reports on Form 8-K, are also available on our website at https://actuatetherapeutics.com/. Information contained on our website or accessible through our website is not incorporated by reference herein.

You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished, but not filed, with the SEC.

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3,904,374 Shares of Common Stock

PRELIMINARY PROSPECTUS

, 2025

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses in connection with the sale of the securities being registered hereby, are as follows:

SEC registration fee	$4,028.90
FINRA filing fee	4,447.32
Legal fees and expenses	325,000.00	*
Accounting fees and expenses	35,000.00	*
Printing expenses	5,000.00	*
Transfer agent fees and expenses	10,000.00	*
Miscellaneous	6,523.78	*
Total	$390,000.00

*These fees are estimates and accordingly are subject to change.

Item 14. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the DGCL) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

II-1

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of a director or officer (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director or officer derived an improper personal benefit.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we shall indemnify our directors and officers, and may indemnify our employees and other agents, to the maximum extent permitted by the DGCL, and our bylaws provide that we shall indemnify directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

In addition, we have entered into indemnification agreements with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

Since January 1, 2022, we have made the following sales of unregistered securities:

(1)              In multiple closings from August 2022 to June 2023, we issued and sold to certain investors an aggregate of 5,570,200 shares of our Series C redeemable convertible preferred stock at a purchase price of $4.36 per share, and received aggregate net proceeds of approximately $23.4 million.

(2)              In June 2023, in connection with our Series C financing, we issued to the placement agent warrants to purchase an aggregate of 32,796 shares of our Series C redeemable convertible preferred stock at an exercise price of $5.23 per share (without giving effect to the conversion into Common Stock or the reverse stock split), which warrant converted into a warrant to purchase 18,223 shares of Common Stock at an exercise price of $9.42, or the Series C Warrants, at the closing of our initial public offering (the “IPO” on August 14, 2024. The Series C Warrants are exercisable for Common Stock through August 13, 2026.

(3)              In February, March and May 2024, we issued and sold to a certain accredited investor convertible promissory notes, with principal amounts of $3.0 million, $1.5 million and $1.0 million, respectively, subject to an automatic conversion upon a Qualified Financing (as defined below) or an Initial Public Offering (as defined below) or at the option of the holder, convertible into shares of Series C redeemable convertible preferred stock. In the event we either completed a financing of at least $5 million in gross proceeds (“Qualified Financing”) or closed a firm commitment underwritten initial public offering of our Common Stock before July 31, 2024 (the “Maturity Date”), as amended, the note will automatically convert into (i) in the case of a Qualified Financing, that number of shares of capital stock issued in such Qualified Financing (the Qualified Financing Securities) equal to the quotient obtained by dividing the outstanding principal amount of the note plus all accrued and unpaid interest thereon by eighty percent (80%) of the per share price at which shares were to be sold in such Qualified Financing or (ii) in the case of an initial public offering, such number of shares of Common Stock equal to the outstanding principal amount of the note plus all accrued and unpaid interest thereon, divided by eighty percent (80%) of the initial public offering price. In the event a Qualified Financing or initial public offering did not occur prior to the Maturity Date, then on or after the Maturity Date, the holder could elect to either (i) convert the note into such number of shares of Series C redeemable convertible preferred stock equal to the principal amount plus the accrued but unpaid interest thereon divided by $7.848 or (ii) elect that the note become fully due and payable in cash. In connection with the closing of the Company’s IPO on August 14, 2024, the Company issued the holder 884,427 shares of its Common Stock upon the conversion of the convertible promissory notes, including accrued interest thereon, at a conversion price of $6.40 per share, representing 80% of the IPO price of $8.00 per share.

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(4)              In August 2024, in connection with the IPO, we issued to the underwriters, Titan Partners Group LLC, a division of American Capital Partners, LLC, and Newbridge Securities Corporation, warrants to purchase up to 161,000 shares of Common Stock, representing 5% of the shares of Common Stock issued under the IPO and overallotment option, at an exercise price of $10.00 per share, representing 125% of the initial offering price. The warrants became exercisable on February 8, 2025 and expire on August 12, 2027. The warrants can only be exercised on a cash basis through November 11, 2025 and only on a cashless basis on November 12, 2025 and thereafter.

(5)              From January 1, 2021 until the IPO, we granted to certain of our directors, employees and consultants under our 2015 Stock Incentive Plan, as amended (the 2015 Plan), options to purchase 393,346 shares of our Common Stock, all of which remain outstanding, with per share exercise prices ranging from $2.142 to $4.68.

(6)              From January 1, 2021 until the IPO, we granted to certain of our directors, employees and consultants restricted stock awards under our 2015 Plan covering an aggregate of 1,186,204 shares of our Common Stock.

The offers, sales and issuances of the securities described in paragraphs (1) through (4) and (7) were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) (or Regulation D promulgated thereunder) in that the issuance of securities to the accredited investors did not involve a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor under Rule 501 of Regulation D. Except as described in paragraph (4), no underwriters were involved in these transactions.

The offers, sales and issuances of the securities described in paragraphs (5) and (6) were deemed to be exempt from registration under the Securities Act in reliance on either Rule 701 in that the transactions were under compensatory benefit plans and contracts relating to compensation as provided under Rule 701 or Section 4(a)(2) in that the issuance of securities to the accredited investors did not involve a public offering. The recipients of such securities were our employees, directors or bona fide consultants and received the securities under the 2015 Plan. Such equity awards were subsequently registered pursuant to the registration statement on Form S-8 (File No. 333-281557) filed with the SEC on August 14, 2024.

Appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions had adequate access, through employment, business or other relationships, to information about us.

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Item 16. Exhibits

(a) Exhibits

The exhibits listed below are filed as part of this registration statement.

Exhibit Number	Description of Document
3.1	Sixth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 14, 2024)
3.2	Amended and Restated Bylaws of Actuate Therapeutics, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 14, 2024)
4.1	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on June 11, 2024)
4.2	Fourth Amended and Restated Investors’ Rights Agreement, by and between the Registrant and certain of its stockholders, dated November 30, 2022 (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on May 24, 2024)
4.3	Form of Representative Warrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on June 11, 2024)
4.4	Form of Second Amended and Restated Warrant issued to holders of Convertible Redeemable Preferred Stock (incorporated by reference to Exhibit 4.4 the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on June 11, 2024)
5.1*	Opinion of Baker & Hostetler LLP
10.1+	Actuate Therapeutics, Inc. 2015 Equity Incentive Plan, as amended, and form of grant agreements thereunder (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on May 24, 2024)
10.2+	Actuate Therapeutics, Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on May 24, 2024)
10.3+	Form of Stock Option Agreement under the Actuate Therapeutics, Inc. 2024 Stock Incentive Plan (incorporated by reference to Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on June 11, 2024)
10.4+	Form of Restricted Stock Unit Agreement under the Actuate Therapeutics, Inc. 2024 Stock Incentive Plan (incorporated by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on June 11, 2024)
10.5+	Non-Employee Director Compensation Policy (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on September 24, 2024)
10.6†	Exclusive License Agreement with Equity, dated April 6, 2015, as amended, between The Board of Trustees of the University of Illinois and the Registrant (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on July 16, 2024)
10.7†	License Agreement, dated March 31, 2015, as amended, between Northwestern University and the Registrant (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on May 24, 2024)
10.8+	Employment Agreement, effective April 15, 2015 and as amended on each of February 5, 2016, September 28, 2017, September 23, 2018, January 29, 2019, August 1, 2022, January 27, 2023 December 12, 2023 and May 9, 2024, between Daniel Schmitt, and the Registrant (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on June 11, 2024)
10.9+	Employment Agreement, effective June 1, 2022, between Andrew P. Mazar, Ph.D., and the Registrant (incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on May 24, 2024)

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10.10+	Employment Agreement, effective June 1, 2024, between Paul Lytle, and the Registrant (incorporated by reference to the Exhibit 10.9 to Registrant’s Registration Statement on Form S-1, filed with the SEC on May 24, 2024)
10.11+	Form of Indemnification Agreement for Directors and Officers (incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on May 24, 2024)
10.12	Common Stock Purchase Agreement, dated March 27, 2025, between the Registrant and B. Riley Principal Capital II, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 28, 2025)
10.13	Registration Rights Agreement, dated March 27, 2025, between the Registrant and B. Riley Principal Capital II, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 28, 2025)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 13, 2025)
23.1*	Consent of Crowe LLP, Independent Registered Public Accounting Firm
23.2*	Consent of KMJ Corbin & Company LLP, Independent Registered Public Accounting Firm
23.3*	Consent of Baker & Hostetler LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
107*	Filing Fee Table
101.INS*	XBRL Instance Document
101.SCH*	XBRL Schema Document
101.CAL*	XBRL Calculation Linkbase Document
101.DEF*	XBRL Definition Linkbase Document
101.LAB*	XBRL Label Linkbase Document
101.PRE*	XBRL Presentation Linkbase Document

_____________________

*	Filed herewith
+	Indicates management contract or compensatory plan.
†	Certain portions of this exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K on the basis that they are not material and would likely cause competitive harm to the registrant if disclosed.

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Item 17. Undertakings

(a)    The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Worth, State of Texas, on March 28, 2025.

Actuate Therapeutics, Inc.

By: /s/ Daniel M. Schmitt

Name: Daniel M. Schmitt

Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel M. Schmitt and Paul Lytle, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Daniel M. Schmitt	President, Chief Executive Officer and Director (Principal Executive Officer)	March 28, 2025
Daniel M. Schmitt

/s/ Paul Lytle	Chief Financial Officer (Principal Financial and Accounting Officer)	March 28, 2025
Paul Lytle

/s/ Aaron G. L. Fletcher	Director and Chairperson	March 28, 2025
Aaron G.L. Fletcher, Ph.D.

/s/ Jason Keyes	Director	March 28, 2025
Jason Keyes

Director
Amy Ronneberg

/s/ Roger Sawhney	Director	March 28, 2025
Roger Sawhney

/s/ Todd Thomson	Director	March 28, 2025
Todd Thomson

/s/ Daniel Zabrowski	Director	March 28, 2025
Daniel Zabrowski, Ph.D.

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